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                                  [LOGO] BLOUNT



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 20, 2004


TO THE STOCKHOLDERS OF BLOUNT INTERNATIONAL, INC.:

     The Annual Meeting of Stockholders of Blount International, Inc. (the "Corporation") will be held at 10:30 A.M. E.D.T. on Tuesday, April 20, 2004, in Training Room C of the Corporation's Blount Canada Ltd. facility at 505 Edinburgh Road, North in Guelph, Ontario Canada N1H 6L4 for the following purposes:

1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Corporation for the year ending December 31, 2004; and

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Friday, February 20, 2004, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.



                                        By Order of the Board of Directors,




                                        RICHARD H. IRVING, III
                                        Senior Vice President, General Counsel
                                        and Secretary




4909 SE International Way
Portland, OR 97222
March 22, 2004

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                           BLOUNT INTERNATIONAL, INC.
                            4909 SE International Way
                             Portland, Oregon 97222
                                  503-653-8881

                       -----------------------------------

                                 PROXY STATEMENT
                                     for the
                         ANNUAL MEETING OF STOCKHOLDERS
                                   to be held
                                 April 20, 2004

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the "Board") of Blount International, Inc., a Delaware Corporation, (the "Corporation") of your proxy for use at the Annual Meeting of Stockholders to be held on April 20, 2004, or at any adjournment thereof, (the "Meeting"). It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about March 22, 2004.

     Shares represented by each properly signed proxy on the accompanying form received by the Corporation in time to permit its use at the Meeting or any adjournment thereof will be voted at the Meeting, but you may revoke your proxy at any time prior to the actual voting thereof by giving notice in writing to the Secretary of the Corporation or by voting a subsequently dated proxy. If a specification is made, the shares will be voted in accordance with the specification. IF A PROXY IS SIGNED BUT NO SPECIFICATION IS MADE ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD WITH RESPECT TO PROPOSALS 1 AND 2. The presence of a stockholder at the Meeting does not revoke his or her proxy; however, at the Meeting, there will be an opportunity for a stockholder in attendance to revoke his or her proxy and vote in person if he or she so requests.

     Note that, except where expressly stated otherwise, the information provided in this Proxy Statement constitutes the aggregation of such information as it related to Blount, Inc. prior to November 4, 1995 and to Blount International, Inc. after November 3, 1995. As of the close of business on November 3, 1995, as a result of a reorganization, Blount, Inc. merged with a wholly-owned subsidiary of Blount International, Inc. and became a wholly-owned subsidiary of Blount International, Inc. The stock of Blount, Inc. prior to the reorganization had been traded on the American Stock Exchange. The stock of Blount International, Inc. has been traded on the New York Stock Exchange, Inc. since the reorganization.

     Please also note that as the result of a merger and recapitalization, which involved the Corporation and a subsidiary of Lehman Brothers Merchant Banking Partners II, L.P. and was completed on August 19, 1999, the Corporation issued cash and shares in a single class of common stock in exchange for the delivery and cancellation of its former Class A and Class B common shares. Throughout this document this transaction is referred to as the Merger and Recapitalization.


                                VOTING SECURITIES

RECORD DATE AND VOTE REQUIRED

     The Board has fixed the close of business on Friday, February 20, 2004, as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Holders of shares of the Corporation's single class of common stock as of the record date are entitled to vote at the Meeting by proxy or in person. As of such date, the Corporation had issued and outstanding 30,856,296 shares. There are no cumulative voting or preemptive rights.

     The holders of common stock are entitled to one vote per share to elect the directors and are entitled to one vote per share with respect to any other matter properly presented at the Meeting.

     Directors are elected by the affirmative vote of a majority of the shares voted in the election, as distinct from a majority of shares outstanding. Similarly, except for certain special proposals, such as one to amend the Certificate of Incorporation, none of which is currently scheduled to come before the Meeting, the affirmative vote of a majority of the shares cast in the election is required to approve any other proposal properly presented at the Meeting, including Proposal 2, which is the only such proposal currently scheduled for the Meeting in addition to the election of directors.

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                             PRINCIPAL STOCKHOLDERS

     To the best knowledge of the Corporation, the following table sets forth as of February 18, 2004,* information concerning: (a) beneficial ownership of more than 5% of the common stock of the Corporation by certain persons (other than director nominees) and (b) beneficial ownership of common stock of the Corporation by (i) each director nominee, (ii) each executive officer named in the Summary Compensation Table other than director nominees and (iii) all director nominees and executive officers of the Corporation as a group. Except as otherwise indicated, all beneficial ownership stated in the table represents sole voting and investment power.

                                                    Shares           Percent
Name and Address of                              Beneficially        of Total
Beneficial Owners                                   Owned            Shares
-----------------                                ------------      -----------

(a)      Holders of more than 5% common
         stock (other than director nominees
         and executive officers named in the
         Summary Compensation Table)
         ---------------------------

         Lehman Brothers Holdings Inc.           26,262,111 (1)      85.1%
         399 Park Avenue
         New York, NY 10022

(b)(i)   Director Nominees
         R. Eugene Cartledge                         20,000             **
         Eliot M. Fried                              50,000             **
         Thomas J. Fruechtel                              0              0
         E. Daniel James                         26,262,111 (2)      85.1%  (2)
         Harold E. Layman                           153,979             **
         James S. Osterman                           43,800             **
         William A. Shutzer                               0              0

  (ii)   Executive Officers named in the
         Summary Compensation Table
         (other than Director Nominees)
         ------------------------------
         Dennis E. Eagan                                  0              0
         Richard H. Irving, III                      54,690             **
         Calvin E. Jenness                                0              0
         Kenneth O. Saito                            14,250             **

 (iii)   All director nominees and
         executive officers as a group
         (11 persons)                            26,598,830 (3)      86.2%  (3)
         --------------------------------

(*)     To conform to valuation dates established by the Plan administrator,
December 31, 2003 has been used for allocating units of shares of the Blount Retirement Savings Plan, a 401(k) plan, attributable to Messrs. Irving and Saito. The difference between the number of shares so attributed on such date from those that would be so attributed on February 18, 2004 is immaterial.
(**)    Less than 1.0% of total shares.
(1) LB Blount Investment SPV LLC ("LB Blount"), an affiliate of Lehman Brothers Holdings Inc., also holds warrants for 1,000,000 shares of common stock, which are immediately convertible at LB Blount's election to common stock. If so converted, Lehman Brothers Holdings Inc. would hold beneficial interest in 27,262,111 shares, or 85.6% of the then outstanding shares. (In addition, LB Blount holds a $20,000,000, plus payments-in-kind interest ("PIKs"), convertible preferred equivalent security described on page 25 that is convertible at LB Blount's election into a new class of preferred stock at the rate of one share for every $1,000 in principal amount. This preferred stock would contain a convertibility feature that would permit the conversion of the class of preferred stock into 1,881,354 shares of common stock, using $28,220,320 as the value of the initial principal plus accumulated PIKs as of March 15, 2004, at the contractual conversion rate of $15 per common share. Although theoretically possible, it is unlikely that such a two-tier conversion transaction would be undertaken within sixty days at the respective contractual conversion rates; however, if it were, and excluding any shares for the warrants, Lehman Brothers Holdings Inc. would hold beneficial interest in 28,143,465 shares, or 86.0% of the then outstanding shares. If the warrants and the convertible preferred security were both converted into common stock in the manner set forth above, Lehman Brothers Holdings Inc. would hold beneficial interest in 29,143,465 shares, or 86.4%, of the then outstanding shares.)
(2) Mr. James is a Managing Director of Lehman Brothers Inc. and may be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by Lehman Brothers Holdings Inc. Mr. James disclaims beneficial ownership of all such shares.
(3) See Footnote (2) with respect to 26,262,111 shares which may be attributable to Mr. James that have been included in the total. Mr. James disclaims any beneficial ownership with respect to these shares.

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ELECTION OF DIRECTORS
                                   PROPOSAL 1
Directors

        The By-laws of the Corporation, which may be amended by the Board, presently provide that the number of directors that constitutes the whole Board be fixed from time to time by a vote of a majority of the whole Board. In connection with the relocation of the Corporation's headquarters from Montgomery, Alabama to Portland, Oregon, and the election of James S. Osterman as President and Chief Executive Officer and director, the Board set the exact number of directors at seven effective June 11, 2002.

        The Board intends to nominate and to vote all proxies received by the Board FOR the election of the persons named below as directors of the Corporation except to the extent contrary instructions are specified by stockholders in proxies received or in person at the Meeting.

        Each director to be elected shall hold office until the next Annual Meeting of Stockholders of the Corporation or until his successor is elected and qualified or until his earlier resignation or removal. Should any nominee fail to accept election, it is expected that the Board will cast all proxies received by it, as appropriate, in favor of the election of such other person for the office of director as the Board may recommend. The Board has no reason to believe that any of the persons named below will fail to accept election as a director.

Biographical Information

        The following biographical information is furnished with respect to each nominee for election as director at the Meeting:

R. EUGENE CARTLEDGE, Age 73.

Director since April 2002; Chairman of the Audit Committee since April 2002; formerly Director of the Corporation from September 1994 through August 19, 1999; formerly Chairman of the Compensation Committee and Member of the Acquisition, Audit and Executive Committees during this prior term.

Chairman of Savannah Foods & Industries, Inc. of Savannah, Georgia from 1996 until retirement in 1997; previously, Chairman and Chief Executive Officer of Union Camp Corporation of Wayne, New Jersey from 1986 to 1994.

Mr. Cartledge also serves on the Boards of Directors of Formica Corporation of Warren, New Jersey and GrafTech International Ltd. of Wilmington, Delaware. Mr. Cartledge formerly served on the Boards of Directors of Delta Airlines, Inc. of Atlanta, Georgia, Sun Company, Inc. of Philadelphia, Pennsylvania and Chase Industries, Inc. of New York, New York until his retirement from the first two in 2002 and from the third in 2003. Mr. Cartledge serves on the Compensation and Nomination committees for GrafTech International Ltd.; he is chairman of the Audit committee and serves on the Compensation committee for Formica Corporation.


ELIOT M. FRIED, Age 71.

Director since August 1999; Chairman of the Board and Chairman of the Executive Committee since June 2001. Chairman of the Audit Committee from 1999 to 2002, Member since 2002; Member of Compensation Committee since 1999, Chairman since 2001.

Currently a consultant with Abner, Herrman & Brock Inc., a New York City asset management firm. Retired in February 2000 as Managing Director of Lehman Brothers Inc., New York, New York. Mr. Fried had been a member of the Lehman Brothers Investment Committee for nine years and was also a member of Lehman Brothers Commitment Committee and Fairness Opinion Committee. Mr. Fried joined Shearson Hayden Stone Inc., a predecessor firm to Lehman Brothers Inc., in 1976 and became a Managing Director in 1982.

Mr. Fried is also a Director of Axsys Technologies, Inc. of Rocky Hill, Connecticut and of Grant Prideco, Inc. of Houston, Texas. Mr. Fried chairs the Governance & Nomination Committee and is on the Compensation Committee for Grant Prideco, Inc. and chairs the Audit Committee and is on the Compensation Committee for Axsys Technologies, Inc.

THOMAS J. FRUECHTEL, Age 53

Director since December, 2003 upon his election by the Board to fulfill the unexpired term of H. Corbin Day, who resigned from the Board for personal reasons effective December 16, 2003. Member of Audit Committee since December 16, 2003, replacing Mr. Day.

Currently President and Chief Executive Officer and Director of Leupold & Stevens, Inc., a sports optics company based in Portland, Oregon, from 1998. Previously, President and Chief Operating Officer from 1996, and Executive Vice President from 1995, for Simplicity Manufacturing, Inc., a manufacturer of lawnmowers and other outdoor power equipment, and from 1974 to 1995, various positions with the Corporation or a predecessor company, including President of the former Sporting Equipment Division and General Manager of the Oregon Cutting Systems Division Latin American Operations.

Mr. Fruechtel also serves on the Board of Directors of North Pacific Group, Inc., an employee-owned forest products company in Portland, Oregon, and on North Pacific's Audit and Oversight committees.

E. DANIEL JAMES, Age 39.

Director since August 1999; Member of the Executive and Compensation Committees since August 1999; Member of the Audit Committee from 1999 to February 2003.

Managing Director of Lehman Brothers Inc., New York, New York from April 2000. Previously, Senior Vice President from 1996. Mr. James has been with Lehman Brothers Inc. from June 1988. Prior to joining the Merchant Banking Group in 1996, Mr. James served in the Mergers and Acquisitions Group from 1990 and the Financial Institutions Group from 1988.

HAROLD E. LAYMAN, Age 57.

Director since August 1999; member of the Executive Committee from March 2001 to August 2002.

Former President and Chief Executive Officer of the Corporation from March 2001 to August 16, 2002; President and Chief Operating Officer from February 2000; Executive Vice President-Finance Operations and Chief Financial Officer from February 1997 and Senior Vice President and Chief Financial Officer of the Corporation from January 1993. Mr. Layman served as Senior Vice President-Finance and Administration and was a member of the Executive Committee of VME Group, N.V., The Hague, Netherlands, a manufacturer of automotive components and industrial equipment, from September 1988.

Mr. Layman also serves on the Boards of Directors of Von Hoffmann Holdings, Inc. of St. Louis, Missouri; GrafTech International Ltd. of Wilmington, Delaware; Infinity Property & Casualty Corp. of Birmingham, Alabama and Grant Prideco, Inc. of Houston, Texas. Mr. Layman chairs the Audit Committees of Grant Prideco, Inc. and Von Hoffman Holdings, Inc., sits on the Audit Committee of GrafTech International, and serves as chairman of the Compensation Committee and as a member of the Nominating & Corporate Governance Committee of Infinity Property and Casualty.

JAMES S. OSTERMAN, Age 66.

Director since June 2002; Member of Executive Committee since August 2002.

President and Chief Executive Officer of the Corporation since August 2002; President of the Outdoor Products Group of the Corporation from January 1997 and President of the Oregon Cutting Systems Division of the Corporation from January 1987.

Mr. Osterman is also Chairman of Cascade Corporation of Portland, Oregon, an international manufacturer of materials handling products used primarily on lift trucks. He has served as a director of Cascade since 1994 and was elected Chairman in May 2002.

WILLIAM A. SHUTZER, Age 56.

Director since June 2001; Member of the Executive Committee since April 2002 and Compensation Committee since June 2001; Member of Audit Committee from June 2001 to April 2002.

Since December 2003, a private investor and financial consultant to, among others, Lehman Brothers Inc. Previously, Managing Director - Private Equity Group of Lehman Brothers Inc. from October 2000; Partner at Thomas Weisel Partners LLC from 1999; Chairman of Investment Banking at ING Furman-Selz from 1997 and President of Furman-Selz LLC from 1996.

Mr. Shutzer also serves on the Boards of Directors of Tiffany & Company of New York, New York; American Financial Group of Cincinnati, Ohio; Jupitermedia Corporation of Darien, Connecticut; TurboChef Technologies, Inc. of Dallas, Texas and since January 2004, CSK Auto Corporation of Phoenix, Arizona. He continues to serve on the Boards of Directors of Practice Works, Inc. of Atlanta, Georgia and RSI Holding Corp. of Newport Beach, California, both of which are now private companies. Mr. Shutzer serves on the Compensation and Nominating & Corporate Governance committees of both Tiffany & Company and American Financial Group and serves on the Compensation and Audit committees of both TurboChef Technologies, Inc. and Jupitermedia Corporation.

THE BOARD AND ITS COMMITTEES

         The property, affairs and business of the Corporation are managed under the direction of the Board. The Board has standing Executive, Audit and Compensation Committees, the principal functions of each of which are described below. Lehman Brothers Holdings Inc., directly and indirectly, controls about 85.1% of the Corporation's common stock. As such, the Corporation is a "controlled company" for purposes of Section 303A.00 of the New York Stock Exchange Listed Company Manual, and need not comply with Section 303A.04 of the Manual. Accordingly, the Corporation has chosen not to have a standing Nominating or Corporate Governance Committee. During the year ended December 31, 2003, the Board held six regular meetings, held two special meetings and took action once by written consent in lieu of a meeting. Average attendance by directors at Board and Committee Meetings was 96.4%, and no director attended less than 78.6% of Board and applicable committee meetings.

         EXECUTIVE COMMITTEE - The Executive Committee consists of four members, three of whom are non-employee directors, but one of whom is affiliated with Lehman Brothers Holdings Inc., the Corporation's controlling shareholder. The Committee may exercise all of the authority and powers of the Board to the extent permitted by law during the intervals between Board meetings. The Committee held no regular meetings, held no telephonic meetings and took no action by written consent in lieu of a meeting during 2003. The present members of the Committee are Eliot M. Fried, E. Daniel James, James S. Osterman and William A. Shutzer. Mr. Fried, as Chairman of the Board, serves as chairman of the Committee.

         AUDIT COMMITTEE - The Audit Committee currently consists of three members, all of whom are independent directors. The functions of the Committee include (i) approving annually the appointment of the Corporation's independent auditors, (ii) reviewing the professional services, proposed fees and independence of such auditors, (iii) reviewing the annual audit plans of such auditors, (iv) reviewing the annual audit plans for the internal audit function, whether performed by an in-house staff, outsourcing arrangement or combination of both, (v) monitoring the activities of the independent auditors and the internal audit function and (vi) reporting on such activities to the Board. The Committee held three regular and two special meetings during 2003. The present members of the Committee are R. Eugene Cartledge, Eliot M. Fried and Thomas J. Fruechtel. Mr. Fruechtel was elected to fulfill the unexpired term of H. Corbin Day, who served on the Audit Committee in 2003 until his resignation from the Board on December 16, 2003 for personal reasons. Mr. Cartledge is chairman of the Committee.

         COMPENSATION COMMITTEE - The Compensation Committee consists of three members, all of whom are non-employee directors, but one of whom is affiliated with Lehman Brothers Holdings Inc. the Corporation's controlling shareholder. A fourth member, H. Corbin Day, served on the Committee in 2003 until his resignation from the Board on December 16, 2003 for personal reasons. Mr. Day was also a non-employee director. Lehman Brothers Holdings Inc., directly or indirectly, controls approximately 85.1% of the Corporation's common stock. As such, the Corporation is a "controlled corporation" for purposes of Section 303A.00 of the New York Stock Exchange Listed Company Manual, and need not comply with Section 303A.05 of the Manual regarding the "independence" of the Compensation Committee. Accordingly, one of the three current Compensation Committee members has an affiliation with Lehman Brothers Holdings Inc., and another was affiliated with Lehman Brothers Holdings Inc. until December 2003, less than the period of non-affiliation required by the New York Stock Exchange to establish independence. The functions of the Committee include (i) approving compensation philosophy and guidelines for the Corporation's executive and managerial employees, (ii) establishing a total compensation range for the President and Chief Executive Officer and appraising the performance of that officer on a timely basis, (iii) approving salaries and changes in salaries for the executive officers of the Corporation and such other executives as the Committee may deem appropriate, (iv) approving the participants, annual financial or other targets and amounts to be paid under the Corporation's Executive Management Annual Incentive Plan, (v) reviewing and recommending to the Board any new executive incentive or stock option plans, or additions to or revisions in existing plans, and approving any awards or options granted under any such plans, (vi) reviewing from time to time the Corporation's management resources and executive personnel planning, development and selection processes and (vii) reporting on all such activities to the Board. The Committee held one regular and one special meeting during 2003. The present members of the Committee are Eliot M. Fried, E. Daniel James and William A. Shutzer. Mr. James is, and Mr. Shutzer was until December 2003, an employee of Lehman Brothers Inc., an affiliate of the Corporation's controlling shareholder. Mr. Fried is chairman of this Committee.

COMPENSATION OF DIRECTORS

         Since August 1999, neither directors currently affiliated with Lehman Brothers Inc. nor those who are employees of the Corporation (or former employees receiving termination benefits) receive any compensation for their services as directors. Employee directors, of course, receive compensation in their respective capacities as employees of the Corporation, and all directors receive reimbursement of travel and lodging expenses incurred in connection with their attendance at Board functions. Since July 24, 2000, the date of the adoption of the Corporation's Non-Employee Directors' Compensation Program, directors who are neither employees of the Corporation nor currently affiliated with Lehman Brothers Holdings Inc. receive quarterly stipends of $6,250, plus $1,000 per quarter if they are Chairman of the Board or chairman of a Board Committee, and $1,000 for each Board or Committee meeting they attend. In lieu of such cash stipend, since February 6, 2003, when the Board approved an amendment to the Non-Employee Directors' Compensation Program, any director who qualifies for the cash payment under the Program may elect to receive compensation in the form of stock options for the Corporation's common stock. These options are granted under the Corporation's 2000 Stock Incentive

Plan, a plan that was approved by the stockholders in 2000 and expressly authorizes option grants to directors. For any given year, the options for each director so electing are for 15,000 shares of the Corporation's common stock, vest immediately upon grant and are priced at the average of the closing prices of the Corporation's common stock for the ten consecutive trading days immediately prior to the date of grant. The election for any calendar year is customarily made on or before December 31 of the preceding year, except that in 2003, the first year of implementing this program, qualifying directors had thirty days from February 6 in which to make this election.

         Mr. Cartledge and Mr. Fried each elected to receive his director compensation for 2003 in stock options, as did H. Corbin Day, who served as a director in 2003 until his resignation from the Board on December 16, 2003 for personal reasons. As a consequence, Messrs. Cartledge, Day and Fried each received options for 15,000 shares of the Corporation's common stock. The grants were fully vested on June 11, 2003, the date of the grants, and priced at $4.439 per share. By action of the Compensation Committee on December 16, 2003, as provided in the Non-Employee Directors' Compensation Program, Mr. Day's resignation for personal reasons was deemed to be in the nature of a retirement; consequently, he has the unexpired remainder of the ten-year term in which to exercise his options. Thomas J. Fruechtel, who was elected to fulfill Mr. Day's unexpired term, received $1,000 in cash payment for his participation at the December 16 meeting.

         Messrs. Cartledge, Fried and Fruechtel, each chose to receive his compensation for service during 2004 in quarterly cash payments; however, the Board has reserved the right to consider granting stock options in the above manner in lieu of cash to these three directors at its April 2004 meeting.

         In addition, a qualifying director under the Program may choose to participate in certain health, dental and life insurance plans of the Corporation. During 2003, Mr. Cartledge, Mr. Day and Mr. Fried each received compensation valued at $582 in the form of life insurance premiums; Mr. Fruechtel, who joined the Board on December 16, 2003, the date that Mr. Day resigned from the Board for personal reasons, received no compensation in the form of such premiums.

         In May 1991, the Board approved, and in April 1994 amended, the Advisory Directors' Recognition Plan. Each member of the Board who had served as a director for at least five consecutive years, who had not been an employee vested in any employee benefits sponsored by the Corporation during his or her service on the Board and who either (a) was serving upon attainment of age 72 or
(b) had become permanently and totally disabled at any time prior to age 72 became an advisory director. No advisory director and no other director, except the co-founders of the Corporation, were eligible to stand for re-election to the Board after reaching age 72. Under this Plan, a director who was or became eligible for advisory director status after July 1, 1991, was, at the end of his or her then current term, paid a quarterly benefit for life equal to the quarterly cash retainer, exclusive of committee chairman fees, then being paid to that director. A director who had been an employee vested in employee benefits sponsored by the Corporation was eligible to become an advisory director, but was not entitled to the retainer paid to other advisory directors. When their views on a matter are sought, advisory directors are expected to consult with the management or directors of the Corporation. The status of advisory director may be terminated upon request by the advisory director or by the Board if it determines that an advisory director has become a director, officer, employee or consultant of or to another company that competes with the Corporation or any of its subsidiaries. The Advisory Directors' Recognition Plan did not apply to Winton M. Blount, a co-founder of the Corporation. It also did not apply to W. Houston Blount, a co-founder of the Corporation, until he ceased to be a member of the Board of Directors regardless of his age at such time. As a result of the Merger and Recapitalization, Mr. W. Houston Blount resigned as a director effective August 19, 1999 at the age of 77, and thereupon became an advisory director. The Advisory Directors' Recognition Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. There were three participants under this plan in 2003, W. Houston Blount, James W. Hargrove and Admiral (Ret.) Thomas H. Moorer. Mr. Blount and Mr. Hargrove received $25,000 each, and Admiral (Ret.) Moorer $30,800, in Advisory Director fees in 2003. In February, 2004, Admiral (Ret.) Moorer passed away and his estate will receive a final payment of $7,700 as the fee owing for the First Quarter of 2004. In February 2000 this Plan was terminated, including the prohibition on standing for election after the attainment of age 72, and, subject to the fulfillment of obligations to the two surviving advisory directors, there will be no additional advisory directors or payments in the future.


                           AUDIT COMMITTEE DISCLOSURE

         The Audit Committee Charter was amended in February 2004 and is incorporated in this Proxy Statement as Exhibit A. With respect to the independence of the Corporation's directors who serve on the Audit Committee, Mr. R. Eugene Cartledge and Mr. H. Corbin Day, both independent directors under applicable regulations, were elected to the Board in April 2002 and thereupon appointed to the Audit Committee. Mr. Eliot M. Fried, who was an employee of Lehman Brothers Inc., an affiliate of the Corporation's controlling shareholder, until February 2000, met the three-year period of non-affiliation required by the New York Stock Exchange to establish independence in February 2003. Until February 2003, Mr. Fried served on the Audit Committee pursuant to a Board determination passed in April 2002 to the effect that it was in the best interest of the Corporation, given Mr. Fried's expertise and background, to retain Mr. Fried's services as a member of the Audit Committee notwithstanding the fact that he was an employee of Lehman Brothers Inc. less than three years prior to that time. Mr. Fried served under this resolution until February 2003, the time at which the termination of his affiliation with Lehman Brothers Inc. exceeded three years. Mr. E. Daniel James, an employee of

Lehman Brothers Inc., resigned his membership on the Audit Committee on February 6, 2003. Mr. Day served during 2003 until his resignation for personal reasons effective December 16, 2003. Mr. Thomas J. Fruechtel was elected to fulfill Mr. Day's unexpired term as director and as a member of the Audit Committee. Mr. Fruechtel, who has not been affiliated with the Corporation since July 1995, is an independent director under applicable definitions. As a result of the foregoing, since February 6, 2003, the membership of the Audit Committee has consisted of Mr. Cartledge as chairman of the Committee, Mr. Day until December 2003, Mr. Fruechtel since December 2003 and Mr. Fried, all of whom are independent under applicable rules and regulations.

         The Board has determined that each of Messrs. Cartledge, Fried and Fruechtel qualifies as a "financial expert," as defined by recently adopted final rules of the Securities and Exchange Commission ("SEC") pursuant to
Section 407 of the Sarbanes-Oxley Act. Two of these members have served as chairmen and chief executive officers of publicly-traded or private companies in which capacity they supervised the chief financial officer function, one has been a member of the Investment Committee of a major investment banking firm, and all three possess (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves; (iii) experience actively supervising one or more persons engaged in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation's financial statements;
(iv) an understanding of internal controls and procedures for financial reporting and (v) an understanding of Audit Committee functions.

         No member of the Audit Committee serves on the audit committee of more than two other public companies. Mr. Cartledge chairs the audit committee of Formica Corporation; Mr. Fried chairs the audit committee of Axsys Technologies, Inc.; and Mr. Fruechtel serves on the audit committee of North Pacific Group, Inc. an employee-owned private corporation.

         At its February 2, 2004 meeting, the Audit Committee approved and adopted the Corporation's Code of Ethics for the Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller and those persons performing similar functions involving financial reporting and financial controls. A copy of this policy is attached hereto as Exhibit B.

         The Corporation has not finalized a revision to its Code of Business Conduct applicable to all directors, officers and employees at this time. Nonetheless, the Corporation intends to have this revision to its Code of Business Ethics in place by the Annual Meeting of Stockholders, the date by which such policy is required. The policy, as revised, will be posted on the Corporation's website at WWW.BLOUNT.COM.

                             AUDIT COMMITTEE REPORT

         The Audit Committee (1) reviewed and discussed the Corporation's audited financial statements as of December 31, 2003 with management and (2) reviewed and discussed with the Independent Auditors matters required by the Statement on Auditing Standards No. 61, as amended, and matters required by Independence Standards Board Standard No. 1 relating, among other things, to the Independent Auditors' independence from management and the compatibility of the Independent Auditors performing non-audit services with their independence. Based upon these reviews and discussions, and recognizing (i) that management is primarily responsible for the Corporation's systems of internal controls and financial reporting processes, and (ii) that the Independent Auditors are responsible for the performance of an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and the issuance of a report thereon, the Audit Committee has approved the inclusion of the Corporation's audited financial statements in the SEC Annual Report on Form 10-K for the fiscal year ending December 31, 2003, and the appointment of PricewaterhouseCoopers LLP as the Corporation's Independent Auditors for the fiscal year ending December 31, 2004, subject to ratification of that appointment by the stockholders at the Annual Meeting.

         In addition, on February 2, 2004, the Audit Committee, pursuant to the policy for pre-approval of non-audit services adopted on May 12, 2003, approved the provision by PricewaterhouseCoopers LLC of tax services, a non-audit function, for the Corporation for the year ending December 31, 2004. (A copy of this policy for pre-approval of non-audit services is attached hereto as Exhibit C.) At its October 2003 meeting, the Audit Committee approved the performance of the internal audit function by Moss Adams LLP through an outsourcing arrangement. In fulfilling the internal audit function, the engagement partner for Moss Adams reports directly to the Audit Committee and meets with the Committee at each Committee meeting.

                          R. EUGENE CARTLEDGE, CHAIRMAN
                             ELIOT M. FRIED, MEMBER
                           THOMAS J. FRUECHTEL, MEMBER

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following members of the Board served as members of the Compensation Committee during 2003:

         H. Corbin Day, Chairman of Jemison Investment Co., Inc. of Birmingham, Alabama, was elected to the Board on April 16, 2002, and served until December 16, 2003, the effective date of his resignation from the Board for personal reasons. He was not replaced in his position as Compensation Committee member;

         Eliot M. Fried, consultant with Abner, Herrman & Brock Inc., a New York City asset management firm, and retired Managing Director of Lehman Brothers Inc., was elected to the Board effective August 19, 1999 at the time of the Merger and Recapitalization, and was elected Chairman of the Board in June 2001;

         E. Daniel James, Managing Director of Lehman Brothers Inc., was elected to the Board effective August 19, 1999 at the time of the Merger and Recapitalization; and

         William A. Shutzer, a private investor and financial consultant to, among others, Lehman Brothers Inc., by whom he was employed prior to December, 2003, was elected to the Board in June 2001.

         There were no relationships with respect to Compensation Committee interlocks and insider participation in compensation decisions during 2003.

         Mr. Fried is an independent director and member of the Compensation Committee; Mr. James is an employee of Lehman Brothers Inc., an affiliate of Lehman Brothers Holdings Inc. Mr. Shutzer was employed by Lehman Brothers Inc. until December 2003, and continues to act as a consultant to Lehman Brothers Inc. The period since he was last employed by Lehman Brothers Inc. is less than the period of non-affiliation required by the New York Stock Exchange to establish independence. Lehman Brothers Holdings Inc., directly or indirectly, controls 85.1% of the common stock of the Corporation. As such, the Corporation is a "controlled corporation" for purposes of Section 303A.00 of the New York Stock Exchange Listed Company Manual and need not comply with Section 303A.05 of the Manual regarding the independence of the members of the Compensation Committee. Nonetheless, whenever "independence," as defined in the United States Internal Revenue Code ("Code") as it relates to matters pertaining to Section 162(m), may be required, Mr. Cartledge, chairman of the Audit Committee, sits by special appointment on the Compensation Committee with Mr. Fried in lieu of one of the other Committee members. Messrs. Cartledge and Fried are "independent" both under applicable SEC and NYSE rules and regulations, as well as under the Code for this purpose.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

         The Corporation's executive compensation program is designed to help the Corporation attract, motivate and retain the executive resources that the Corporation needs in order to maximize its return to shareholders.

         Toward that end, the Corporation's executive compensation program attempts to provide:

         o levels of compensation that are competitive with those provided in various markets in which the Corporation competes for its executive resources;

         o incentive compensation that varies in a manner consistent with the financial performance of the Corporation; and

         o incentive compensation that effectively rewards corporate and individual performance.

         In designing and administering its executive compensation program, the Corporation attempts to maintain an appropriate balance among these various objectives, each of which is discussed in greater detail below.

         PROVIDING COMPETITIVE LEVELS OF COMPENSATION

         The Corporation attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with total compensation provided to executives who hold comparable positions or have similar qualifications in other organizations of similar size and scope as the Corporation and with which the Corporation competes.

         The Corporation projects an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, special surveys and independent compensation consultants. This information is used in creating the basic structure of the Corporation's program. The market data used in establishing the Corporation's executive compensation levels reflect a blending of general industry and manufacturing companies comparable to the Corporation's size.

         It should be noted that the value of an executive's compensation package will vary significantly based on performance. Thus, although the expected value of an executive's compensation package will be competitive, its actual value can exceed or fall below competitive levels depending upon performance.

         ENSURING THAT INCENTIVE COMPENSATION VARIES WITH FINANCIAL PERFORMANCE

         The Corporation's incentive plans are designed to assure that the incentive compensation varies in a manner consistent with the financial performance of the Corporation and its various business units. The specific corporate performance factors for calendar year 2003 are discussed in other sections of this report.

         REWARDING INDIVIDUAL PERFORMANCE

         The Corporation believes that effectively rewarding individual performance will ultimately serve to enhance the financial performance of the Corporation and its various business units. While the Corporation's incentive plans provide compensation that varies with financial performance, these plans also provide for individual awards that are based on quantitative assessments of business unit and individual performance.

         CONSIDERING CERTAIN TAX IMPLICATIONS

         To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits. Based on compensation arrangements currently in place, the Committee does not reasonably anticipate that, for fiscal years 2003 and 2004, the compensation of any executive officer, other than Mr. Osterman (as discussed below), will be subject to the $1 million deductibility limitation of
Section 162(m) of the Internal Revenue Code. It is probable that a portion of Mr. Osterman's compensation, consisting of $500,000 annual salary, a minimum bonus of $500,000 and certain other compensation features, such as the gross-up of certain items for tax purposes, will exceed the deductibility limitation of
Section 162(m) in fiscal year 2004. The exact amount of such excess is not known at this time, but it could be between $100,000 and $200,000. The Committee generally attempts to retain the deductibility of compensation pursuant to
Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Corporation and its stockholders, such as with respect to Mr. Osterman's 2004 total compensation.

DESCRIPTION OF THE EXECUTIVE COMPENSATION PROGRAM

         This section describes each of the principal elements of the Corporation's executive compensation program.

         BASE SALARY PROGRAM

         The objective of the Corporation's base salary program for senior executive management positions is to provide base salaries that are approximately between the 50th and 60th percentile of the competitive market norms for companies in the Corporation's lines of business and similar in size to the Corporation. The Committee believes it is crucial to provide competitive salaries in order to attract and retain managers who are very talented. The specific competitive markets considered depend on the nature and level of the positions in question and the markets from which qualified individuals are recruited.

         Base salary levels are also dependent on the performance of each individual employee. Thus, employees with higher levels of sustained performance will be paid correspondingly higher salaries.

         Annual salary reviews are based on three factors: general levels of market salary increases, individual performance and the Corporation's overall financial results. All base salary increases are premised on a philosophy of pay-for-performance and perceptions of an individual's long-term value to the Corporation.

         THE EXECUTIVE MANAGEMENT ANNUAL INCENTIVE PLAN

         The objectives of the Executive Management Annual Incentive Plan are to motivate and reward the accomplishment of annual corporate objectives; reinforce a strong performance orientation with differentiation and variability in individual awards based on contributions to business results; and provide fully competitive compensation packages that will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards were paid upon the achievement of specific business segment and individual performance objectives established for calendar year 2003.

         Targeted bonus award levels are intended to be determined for eligible positions each year using data obtained from surveys and independent compensation consultants. The target bonus levels reflect competitive market norms for companies similar in size to the Corporation and the Corporation's philosophy of providing competitive total annual compensation opportunities.

         A target incentive bonus program is established each year based on the Corporation's budgeted performance against measures approved by the Committee. For calendar year 2003, the key performance measures considered were earnings before interest, taxes, depreciation, amortization and non-recurring costs ("EBITDA") and a specific cash flow formulation ("Cash Flow") for both operating unit managers and the Corporate staff, as well as individually-assigned key base objectives for each plan participant. The weighting of the target objectives was 50% for EBITDA, 30% for Cash Flow and 20% for attainment of individual performance objectives.

         In 2003, target bonuses for Incentive Plan participants ranged from 10% to 65% of base pay. Participants could have earned 25% (minimum threshold) or more of the target bonus depending upon achievement against performance targets. The actual bonus was determined by the extent to which performance objectives were accomplished. In 2003, the Corporate staff, Oregon Cutting Systems, ICS and Forestry and Industrial Equipment units each exceeded their respective EBITDA and Cash Flow targets; the Gear Products unit met its Cash Flow target, but did not meet the minimum threshold for its EBITDA target; and the Dixon unit did not meet the minimum threshold for either its EBITDA or Cash Flow targets.

         LONG TERM INCENTIVES

         The Corporation's approach to long-term incentives for employees consists of the Corporation's stock option plans. The Corporation uses stock options to align the interests of employees and shareholders by providing value to the employee when the stock price increases. Generally, options are granted at 100% or more of the fair market value of the stock on the date of grant. For stock options granted after August 19, 1999, the fair market value is customarily determined by calculating the average of the closing sale prices of the Corporation's common stock for the ten consecutive trading days ending on the trading day immediately prior to the effective date of such grant.

                  1999 STOCK INCENTIVE PLAN

                           Since the Merger and Recapitalization, all options
                  granted under the 1999 Stock Incentive Plan have terms of ten years. Shares received upon exercise of any options that have been granted are subject to restrictions on transfer, tag-along and drag-along rights, call and put rights, registration rights and other rights and obligations specified in an Employee Stockholder Agreement, which is described below at page 23. Certain options are time options, and others are performance options. Time options vest annually over time (generally three to five years) and performance options vest based upon attainment of certain annual EBITDA performance levels, but in any event within six years.

                  2000 STOCK INCENTIVE PLAN

                           In November 2003, the Board of Directors granted
                  options under the 2000 Stock Incentive Plan to 92 individuals at an option price per share of $5.05 and representing in the aggregate 620,000 shares. All such options have terms of ten years. All vest in three years or less, most in accordance with a schedule of one-third (33-1/3%) on each of the first three anniversary dates from the date of grant. None of the shares received upon exercise of the options under the 2000 Stock Incentive Plan is restricted by the provisions of the Employee Stockholder Agreement.

         THE 1999 STOCK INCENTIVE PLAN AND THE 2000 STOCK INCENTIVE PLAN WERE EACH APPROVED BY THE STOCKHOLDERS IN 2000. THE CORPORATION HAS NOT GRANTED ANY OPTIONS UNDER ANY PLAN OTHER THAN THE 1999 OR 2000 STOCK INCENTIVE PLANS.

         The Corporation's stock option grant levels are established by considering competitive market data on grant levels and the amount of shares reserved for such plans. Individual option grants are based on the duties of each participant in the Corporation, his or her present and potential contributions to the success of the Corporation and such other factors as the Compensation Committee deems relevant.

         The Executive Compensation Program is revised annually by the Compensation Committee to provide an appropriate mix of base salary, annual bonus and long-term awards within the philosophy of providing competitive direct compensation opportunities. Stock options granted in calendar year 2003 under the 2000 Plan to the executive officers named in the Summary Compensation Table are shown in the Option Grant Table (see page 17).

CALENDAR YEAR 2003 PAY FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

         As described above, the Corporation determines its pay for all Executive Officers of the Corporation, including the President and Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for the job. Specific actions taken by the Committee regarding the President and Chief Executive Officer's compensation are summarized below:

         Base Salary - By way of Amendments to his Employment Agreement, one of which is described at page 24 of the 2003 Proxy Statement and the other of which is described at page 22 of this document, the President and Chief Executive Officer, Mr. James
                  S. Osterman, received an increase in base salary to $427,167 on an annualized basis during 2003, which will increase to $500,000 on an annual basis for 2004.

         Annual Bonus - The Executive Management Annual Incentive Plan that pertains to the President and Chief Executive Officer was approved by the shareholders in April 2000 and established a targeted EBITDA objective. In addition, Mr. Osterman was guaranteed a minimum bonus of $400,000 for calendar year 2003 by an Amendment to his Employment Agreement, which is described at page 24 of the 2003 Proxy Statement, increased to $500,000 as a result of a subsequent Amendment as of February 2, 2004, which is described at page 22 of this document. Since the Corporation exceeded the target for the EBITDA and Cash Flow objectives, Mr. Osterman was paid a $550,000 bonus for 2003. The 2004 Amendment was approved on February 2, 2004 by the Compensation Committee sitting in special session and including for this purpose Mr. Cartledge by designation, as well as Committee members, Mr. Fried and Mr. James. Messrs. Fried and Cartledge are independent directors.

                            ELIOT M. FRIED, CHAIRMAN
                   R. EUGENE CARTLEDGE, MEMBER BY DESIGNATION
                             E. DANIEL JAMES, MEMBER
                           WILLIAM A. SHUTZER, MEMBER


                               EXECUTIVE OFFICERS

         The executive officers of the Corporation, in addition to Mr. Osterman, who is also a Director nominee, as of February 18, 2004 are:

                                                                                 YEAR FIRST
                                                                                 ELECTED TO      AGE
NAME                                          OFFICE                             SUCH OFFICE     ---
----                                          ------                            ------------
Dennis E. Eagan            President - Industrial and Power Equipment Group             2000      54
Richard H. Irving, III     Senior Vice President - General Counsel                      1995      60
                           and Secretary                                            and 1999

Calvin E. Jenness          Senior Vice President, Chief Financial Officer               2002      48
                           and Treasurer                                            and 2001

Kenneth O. Saito           President - Oregon Cutting Systems Group                     2002      56

         Each of these executive officers serves at the pleasure of the Board; however, the terms of each executive officer's employment agreement, discussed generally at pages 22 and 23, control the rights and obligations attendant to any termination. There were no arrangements or understandings with any other person pursuant to which any officer was elected. The executive officers of the Corporation may also be directors or officers of subsidiaries of the Corporation.

         Dennis E. Eagan was elected President of the Industrial and Power Equipment Group in August 2000. Prior to that date, he served from 1998 as President and Chief Executive Officer of Volvo Construction Equipment North America, Inc.

         Richard H. Irving, III was elected Senior Vice President and General Counsel in April 1995, and Secretary of the Corporation in August 1999 at the time of the Merger and Recapitalization. Prior to April 1995, he served from 1986 as Vice President, General Counsel and Secretary of Duchossois Industries, Inc., a diversified privately-held company.

         Calvin E. Jenness was elected Senior Vice President, Chief Financial Officer and Treasurer in August 2002. Prior to that date, he served as Vice President and Corporate Controller and Treasurer from June 2001 and as Vice President and Corporate Controller from September 2000. Previously, he served as Vice President and Chief Financial Officer of Bryan Foods, a division of Sara Lee Corporation, from 1998.

         Kenneth O. Saito was elected President of the Oregon Cutting Systems Group in August 2002. Prior to that date, he served as Senior Vice President - Finance & Administration from 1997. He joined the Oregon Cutting Systems Division in March 1973.

EXECUTIVE COMPENSATION

         The following table summarizes for the fiscal years 2003, 2002 and 2001, all plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer and the four most highly compensated executive officers other than the CEO of the Corporation (collectively, the "Named Executive Officers") who were serving in executive officer capacities at the end of December 2003.


                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                 ANNUAL COMPENSATION                     AWARDS
                                   -------------------------------------------------     ------
                                                                        OTHER          SECURITIES
NAME AND                                                                ANNUAL         UNDERLYING          ALL OTHER
PRINCIPAL                                     SALARY      BONUS      COMPENSATION        OPTIONS          COMPENSATION
POSITION                           YEAR         ($)        ($)          ($) *              (#)                 ($)
-----------                        ----      --------    --------    ------------          ---                 ---
James S. Osterman  (1)             2003       427,167     550,000       74,266                **               65,113      (2)
President  and Chief Executive     2002       409,355     425,000       64,508           189,400           2,124,974
Officer                            2001       388,887     200,000       25,053           150,000               39,791

Dennis E. Eagan                    2003       360,269     312,770        8,003            45,000              24,605       (3)
President - Industrial and Power   2002       346,077     160,160       31,676            50,000              14,647
Equipment Group                    2001       330,000     150,000       14,489            50,000              12,610

Richard H. Irving, III             2003       300,000     300,000       14,113            25,000              24,183       (4)
Senior Vice President -            2002       312,500     212,953       16,960            40,000             522,201
General Counsel                    2001       310,000      75,000       20,900            15,000              14,009
and Secretary

Kenneth O. Saito (5)               2003       266,300     266,300       10,038            45,000              19,836       (6)
President - Oregon Cutting         2002       228,743     164,198        2,494            98,655              14,817
Systems Group                      2001       205,565     113,162            0             7,000              19,029

Calvin E. Jenness (7)              2003       230,833     230,833        8,417            25,000              14,844       (8)
Senior Vice President,             2002       194,750      90,754       14,775            34,000              38,817
Chief Financial Officer and        2001       181,500      45,000       15,385             5,000              34,870
Treasurer




-------------------------------------
* Tax gross-up for premiums on life insurance policies, club dues, personal financial planning, personal use of the Corporation's property and relocation expenses, as applicable.

** On February 2, 2004, Mr. Osterman was granted options representing 50,000 shares as part of an Amendment to his Employment Agreement. 25,000 of these options were vested upon grant and 25,000 will vest on February 2, 2005. See additional discussion of Mr. Osterman's Amendment on page 13, relating to compensation for the President and Chief Executive Officer, and on page 22, referring to the Employment Agreements of the Named Executive Officers.

(1) Mr. Osterman was President of the Outdoor Products Group until August 16, 2002, when he was elected President and Chief Executive Officer of the Corporation.

(2) Amount is comprised of $39,072 matching contributions to employee's 401(k) and excess 401(k) accounts and $26,041 accrued benefits pursuant to the Omark Salary Continuation Plan. (Amount for 2002 also includes certain supplemental executive retirement plan payouts.)

(3) Amount is comprised of $24,244 matching contributions to employee's 401(k) and excess 401(k) accounts and $361 premiums on a life insurance policy under the Corporation's executive life insurance plan.

(4) Amount is comprised of $23,602 matching contributions to employee's 401(k) and excess 401(k) accounts and $581 premiums on a life insurance policy under the Corporation's executive life insurance plan. (Amount in 2002 also includes certain supplemental executive retirement plan payouts.)

(5) Mr. Saito was Senior Vice President - Finance and Administration of the Outdoor Products Group until August 16, 2002, when he was elected President of Oregon Cutting Systems Group.

(6) Amount is comprised of $19,836 matching contributions to employee's 401(k) and excess 401(k) accounts.

(7) Mr. Jenness was Vice President, Controller and Treasurer until August 16, 2002, when he was elected Senior Vice President, Chief Financial Officer and Treasurer.

(8) Amount is comprised of $14,844 matching contributions to employee's 401(k) and excess 401(k) accounts.


OPTION GRANTS

        The following table summarizes pertinent information regarding individual grants of stock options, including the potential realizable dollar value, made during 2003 to each of the Named Executive Officers, assuming that the market value of the underlying security appreciates in value from the date of grant to the end of the option term at the rates indicated in the following table:


                                               OPTION GRANTS IN CALENDAR YEAR 2003


                                                                    INDIVIDUAL GRANTS
                                                                    -----------------
                                                                                                    POTENTIAL REALIZABLE VALUE
                                          NUMBER OF      % OF TOTAL                                 AT ASSUMED ANNUAL RATES OF
                                         SECURITIES        OPTIONS       EXERCISE     EXPIRATION     STOCK PRICE APPRECIATION
                                         UNDERLYING      GRANTED TO       PRICE          DATE           FOR OPTION TERM (1)
                                           OPTIONS       EMPLOYEES
NAME                                     GRANTED (#)       IN 2003       ($/SHARE)    (MM/DD/YY)       5% ($)        10% ($)
----                                     -----------     ----------      ---------    -----------   ------------  ------------
James S. Osterman                                 *

Dennis E. Eagan                              45,000         6.77%           5.05        11/5/13        143,000       362,000

Richard H. Irving, III                       25,000         3.76%           5.05        11/5/13         79,000       201,000

Kenneth O. Saito                             45,000         6.77%           5.05        11/5/13        143,000       362,000

Calvin E. Jenness                            25,000         3.76%           5.05        11/5/13         79,000       201,000




-------------------------------------
*

President and Chief Executive Officer, James S. Osterman, received a grant of options representing 50,000 shares at the per share price of $5.05 on February 2, 2004 as part of an Amendment to his Employment Agreement. (This Amendment is also discussed at page 13 relating to compensation for the President and Chief Executive Officer and at page 22 referring to the Employment
Agreements of the Named Executive Officers.) Although granted in calendar year 2004, information for Mr. Osterman's options equivalent to that shown in the above table (increasing the total options granted during the relevant period from 620,000 to
721,000 to account for options granted to Mr. Osterman and four other individuals on February 2, 2004) is as follows:

                                                                                                    POTENTIAL REALIZABLE VALUE
                                          NUMBER OF      % OF TOTAL                                 AT ASSUMED ANNUAL RATES OF
                                         SECURITIES        OPTIONS       EXERCISE     EXPIRATION     STOCK PRICE APPRECIATION
                                         UNDERLYING      GRANTED TO       PRICE          DATE           FOR OPTION TERM (1)
                                           OPTIONS       EMPLOYEES
NAME                                     GRANTED (#)   IN 2003/2/2004    ($/SHARE)    (MM/DD/YY)    0% ($)    5% ($)    10% ($)
----                                     -----------   --------------    ---------    -----------  --------  --------  --------

James S. Osterman                            50,000         6.93%           5.05        2/2/14     185,000    460,000   882,000



(1) The amounts under these columns are the result of calculations at rates of 0% for options granted at a price below the market value on the day of grant, and 5% and 10% for all options. These rates were established by rules adopted by the SEC, and therefore are not intended as a forecast of probable future appreciation, if any, in the price of the Corporation's common stock, the actual performance of which may be lower, in between or higher.

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLANS APPROVED BY STOCKHOLDERS

         1999 Stock Incentive Plan, see description at page 12.
         2000 Stock Incentive Plan, see description at page 12.

EQUITY COMPENSATION PLANS NOT APPROVED BY STOCKHOLDERS

         Stockholders have approved all compensation plans under which shares of the Corporation's common stock may be issued.

SUMMARY TABLE

         The following table sets forth certain information as of December 31, 2003 with respect to compensation plans under which shares of Blount common stock may be issued.

                                                                         NO. SHARES REMAINING
                              NO. SHARES TO BE         WEIGHTED          AVAILABLE FOR FUTURE
                                ISSUED UPON            AVERAGE           ISSUANCE UNDER EQUITY
                                EXERCISE OF        EXERCISE PRICE OF      COMPENSATION PLANS
                                OUTSTANDING          OUTSTANDING         (EXCLUDING SHARES IN
PLAN CATEGORY                   OPTIONS (1)            OPTIONS              COLUMN 1) (2)
-------------                 ------------------------------------------------------------------
Equity compensation
plans approved by
stockholders
   1999 Stock Incentive Plan       1,349,500              $14.60                1,525,500
   2000 Stock Incentive Plan       2,707,391              $ 4.21                  260,753
                                   ---------              ------                ---------
         Total                     4,056,891              $ 7.67                1,786,253

Equity compensation
plans not approved
by stockholders                            0           Not Applicable                   0

         TOTAL

(1) Represents shares of common stock issuable upon exercise of outstanding options granted under the Corporation's 1999 Stock Incentive Plan and 2000 Stock Incentive Plan.

(2) Includes shares of common stock available for future option grants under the Corporation's 1999 Stock Incentive Plan and 2000 Stock Incentive Plan.


OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table summarizes pertinent information concerning the exercise of stock options during 2003 by each of the Named Executive Officers and the year-end value of unexercised options:


                                               AGGREGATE OPTION EXERCISES IN 2003
                                                   AND YEAR-END OPTION VALUES

                                                                    Number of Securities               Value of Unexercised
                                 Shares                            Underlying Unexercised                  In-the-Money
                               Acquired on       Value                   Options at                         Options at
                              Exercise (#)    Realized ($)                12/31/03                           12/31/03
                              ------------    ------------                --------                           --------

Name                                                          Exercisable      Unexercisable       Exercisable    Unexercisable
----                                                          -----------      -------------       -----------    -------------
James S. Osterman                   0              0           439,420*            19,980*         1,374,275*             0*

Dennis E. Eagan                     0              0            65,000            130,000             162,400        308,200

Richard H. Irving, III              0              0            73,334            106,666             134,699        151,581

Kenneth O. Saito                    0              0            63,989            121,666             210,496        347,141

Calvin E. Jenness                   0              0            23,668             50,332              76,648        142,012


* Totals do not take into account Mr. Osterman's grant on February 2, 2004 of 50,000 options at a price of $5.05 per share.
25,000 of these options vested upon grant, and 25,000 will vest on February 2, 2005.


PENSION PLANS

         The Blount Retirement Plan and the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan (collectively the
"Blount Retirement Plan") estimated annual benefits payable to eligible employees (including the Named Executive Officers) in specific classifications following retirement at age 65 (normal retirement age) after years of credited service are shown below:

                                                        PENSION PLAN TABLE

     FIVE-YEAR
      AVERAGE                        ESTIMATED ANNUAL BENEFITS FOR SPECIFIED YEARS OF CREDITED SERVICE (A), (B)
    EARNINGS AT        ----------------------------------------------------------------------------------------------------------
   RETIREMENT (C)           10            15             20              25              30              35          40 OR MORE
---------------------- ------------- -------------- -------------- ---------------- -------------- ---------------- -------------
             $100,000       $20,000        $30,000        $40,000          $50,000        $52,500          $55,000       $57,500

              200,000        40,000         60,000         80,000          100,000        105,000          110,000       115,000

              300,000        60,000         90,000        120,000          150,000        157,500          165,000       172,500

              400,000        80,000        120,000        160,000          200,000        210,000          220,000       230,000

              500,000       100,000        150,000        200,000          250,000        262,500          275,000       287,500

              600,000       120,000        180,000        240,000          300,000        315,000          330,000       345,000

              700,000       140,000        210,000        280,000          350,000        367,500          385,000       402,500

              800,000       160,000        240,000        320,000          400,000        420,000          440,000       460,000

              900,000       180,000        270,000        360,000          450,000        472,500          495,000       517,500

            1,000,000       200,000        300,000        400,000          500,000        525,000          550,000       575,000

            1,100,000       220,000        330,000        440,000          550,000        577,500          605,000       632,500

            1,200,000       240,000        360,000        480,000          600,000        630,000          660,000       690,000


(a)  The amounts set out above are based on the benefits under a straight life annuity to a participant retiring at age 65 on
     January 1, 2004. The amounts shown are to be reduced by offsetting amounts received as social security benefits and benefits payable under master annuity contracts (purchased upon termination of prior retirement plans).
(b)  Under Section 415(b) of the Internal Revenue Code, the maximum benefit payable under the master annuity contracts (purchased upon termination of prior retirement plans) and the tax-qualified Blount Retirement Plan to an employee retiring at age 65 in
     2004 is $165,000, an amount that may change each year in accordance with a determination made by the Internal Revenue
     Service. In addition, Section 401(a)(17) of the Internal Revenue Code limits the amount of an employee's compensation that may be taken into account under any tax-qualified retirement plan to $205,000 for 2004, an amount which also may change each year in accordance with a similar determination. These limitations have been disregarded for the purposes of this table since the amount of any benefit payable in excess of these limitations is covered by the Blount, Inc. and Subsidiaries Supplemental
     Retirement Benefit Plan ("Group SERP"); provided, however, it should be noted that as a result of lump sum payments for certain supplemental retirement plan benefits to Mr. Osterman and Mr. Irving in 2002, which are described on page 23 of the
     2002 Proxy Statement and page 22 of this document respectively, Mr. Osterman no longer participates in the Group SERP, and
     Mr. Irving will not again be eligible to participate until August, 2004, after which time any benefit payable to him under the Group SERP will take into account the effect of that portion of the lump sum payment he received in 2002 that was attributable to the Group SERP through July 31, 2004.
(c)  Earnings covered by the Blount Retirement Plan are based on the participant's base salary or wages.

         The years of benefit service used to determine benefits under the Blount Retirement Plan and the master annuity contracts
(purchased upon termination of prior retirement plans) as of December 31, 2003, for the Named Executive Officers are: Mr.
Osterman, 34 years; Mr. Eagan, 3 years; Mr. Irving, 9 years; Mr. Saito, 31 years and Mr. Jenness, 3 years.

             SUPPLEMENTAL RETIREMENT PLANS AND EMPLOYMENT CONTRACTS

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

       The Corporation maintains an individual Supplemental Executive Retirement Plan ("Eagan Individual SERP") for Dennis E. Eagan. The Eagan Individual SERP will pay Mr. Eagan upon his normal retirement date or earlier termination of employment a benefit equal to the benefit calculated under the benefit formula of the Blount Retirement Plan, but based upon a schedule of years of service granted under the Eagan Individual SERP, reduced by any retirement benefits payable to him under the Blount Retirement Plan and any retirement income actually paid to him under any pension plan maintained by a former employer. This plan is administered by the Board or, at the Board's discretion, the Compensation Committee of the Board. The Eagan Individual SERP is unfunded and any amount due Mr. Eagan is a general unsecured obligation of the Corporation. This plan may be amended from time to time or terminated with the consent of the Corporation and the Executive.

       The projected annual benefit payable to Mr. Eagan under the Eagan Individual SERP after reduction for the benefits payable under the Blount Retirement Plan and the retirement income payable under any pension plan maintained by a former employer of Mr. Eagan is $74,797.


OMARK PLANS

       For certain employees of Blount's Outdoor Products Group, Industrial and Power Equipment Group and the former Sporting Equipment Group, the Corporation sponsors:

          (i) a Supplemental Retirement Plan for key management employees (the "Omark Supplemental Retirement Plan");

          (ii)  a retirement protection plan (the "Omark Protection Plan"); and

          (iii) a salary continuation plan (the "Omark Salary Continuation
                Plan").

         The Omark Supplemental Retirement Plan provides a supplemental retirement benefit to participants equal to the excess, if any, of (i) 50% of the participant's highest 5-year average base salary during the last 10 years of employment before age 65, minus (ii) the aggregate amount available to the participant under certain other benefit plans and one-half the primary social security benefit. Benefits under the Omark Protection Plan are limited to the amount of any reduction of benefits under the master annuity contracts (purchased upon termination of the Omark Retirement Plan) or the pre-1992 Omark Retirement Plan as a result of any deferral of compensation pursuant to the Omark Deferred Plan prior to its termination in 1986. The Omark Salary Continuation Plan provides the beneficiary of each participant with a continuation of two years of annual salary upon the death of the participant. The Omark Plans are unfunded and amounts due participants are general unsecured obligations of the Corporation. The Omark Plans may be amended or terminated by the Board, provided that rights vested to participants prior to such amendment or termination may not be reduced.

         Mr. Osterman and Mr. Saito participate in the Omark Supplemental Retirement Plan and Omark Protection Plan, but no benefits are projected to be payable under these plans to either of them. Mr. Osterman participates in the Omark Salary Continuation Plan.

EMPLOYMENT CONTRACTS

         The Corporation has entered into Employment Agreements (the "Agreements") with all of the Named Executive Officers. The terms of the Agreements provide that each executive will be paid a base salary no less than his then current base salary, be eligible to participate in the Corporation's incentive plans with target bonuses ranging from 50% to 65% of base salary, participate in the Corporation's stock option programs and all other benefit plans, arrangements and perquisites generally available to executive officers.

         The duration of the Agreements is a rolling two-year term for Messrs. Irving and Saito, and a rolling one-year term for Messrs. Eagan and Jenness, each of which is automatically extended one day for each day employed until such time as either party gives notice to cease the automatic extension and, in such event, the Agreement then continues for its remaining term (provided that Messrs. Eagan's and Irving's Agreements each expire on the executive's 65th birthday). Mr. Osterman's Agreement expires on December 31, 2005, but may be renewed for successive one-year terms under certain circumstances. Each Agreement has a clause that prohibits the executive, for up to three years following the termination of employment, from competing directly or indirectly with the Corporation or disclosing proprietary or confidential information.

         The Agreements also contain provisions for severance payments and benefits (from 12 to 24 months, depending on the executive) if the Corporation terminates the executive's employment for reasons other than death, disability or cause (as defined in the Agreements), or if the executive terminates his employment for "good reason" (as defined in the Agreements). In the event of death, disability or termination for cause or in the event the employee terminates his employment for other than "good reason," the Corporation's obligations under the Employment Agreement cease and no special severance benefits will be paid.

         A separate Agreement with Mr. Eagan provides for the Supplemental Executive Retirement Plan described at page 21 above. Messrs. Eagan's and Saito's Agreements contain certain provisions relating to the effect of any sale of their respective segments or divisions. Mr. Irving is covered by the Corporation's Executive Life Insurance Program.

         Mr. Osterman's Agreement was amended and restated as of February 2, 2004 to provide for a 16-1/2 month extension of his employment through December 31, 2005. As part of this Amendment, Mr. Osterman received (i) an increase in base salary to $500,000 on an annualized basis, (ii) a minimum annual bonus of $500,000 for the Fiscal Years 2004 and 2005 and (iii) the grant of options under the 2000 Stock Incentive Plan for 50,000 shares, 25,000 of which fully vested on February 2, 2004 and 25,000 of which will vest on February 2, 2005. Mr. Osterman was scheduled to retire on August 19, 2004 prior to the execution of this February 2, 2004 Amendment. Mr. Osterman's two-year consulting arrangement, which would have gone into effect on August 19, 2002, and then August 19, 2004, under two earlier amendments to his Agreement discussed respectively in the 2002 Proxy Statement on page 18, and the 2003 Proxy Statement on page 23, was amended to begin on January 1, 2006 and otherwise remains essentially unchanged except that it now pertains to consulting services for the entire Corporation, not only to the Oregon Cutting Systems segment; provides for business trips to the Corporation's largest customers, international facilities, trade shows and customer outings; and, subject to his nomination and election, continues Mr. Osterman's service as a director on the Board during the two-year consulting period.

         Mr. Irving's Agreement was amended as of August 19, 2002 to provide for his relocation in connection with the move of the Corporation's headquarters from Montgomery, Alabama to Portland, Oregon. As part of this Amendment, Mr. Irving received certain lump sum payments under his Individual Supplemental Executive Retirement Plan ("Individual SERP") and under the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan ("Group SERP"). The payout of the Individual SERP benefits was in full satisfaction of the Corporation's obligations under that Plan. With respect to the Group SERP, Mr. Irving will again be eligible to participate in that Plan commencing August 1, 2004, but any benefit payable thereafter under that Plan will take into account that portion of the 2002 lump sum payment that was attributable to benefits under the Group SERP through July 31, 2004. Mr. Irving also received an increase in his annual Target Bonus as a percentage of base salary under the Executive Management Annual Incentive Plan, which was part of an earlier amendment dated as of February 14, 2002, and a change in the financial performance measurements on which such bonus is based under his August 19, 2002 amendment. In exchange, Mr. Irving agreed to a reduction in salary, the relinquishment of certain perquisites formerly provided him and a waiver of his contractual relocation provision.

         Mr. Jenness' Agreement was amended effective March 1, 2004 by increasing his salary to $260,000, his Target Bonus percentage to 50% and extending his severance period to two years for a qualifying termination following a change of control (as defined in the Agreement). Mr. Jenness' salary, Target Bonus percentage and severance period were previously amended by an earlier amendment dated February 14, 2002 in connection with his relocation as part of the move of the Corporation's headquarters from Montgomery, Alabama to Portland, Oregon, in exchange for which Mr. Jenness relinquished certain perquisites.

         Mr. Saito's Agreement was likewise amended to reflect his promotion to President of the Oregon Cutting Systems Group as of August 16, 2002 by increasing his base salary, his Target Bonus percentage and the severance period, as well as providing certain retirement and health benefits and additional perquisites.


EMPLOYEE STOCKHOLDER AGREEMENT

         Related to the Employment Agreements is an Employee Stockholder Agreement (the "Stockholder Agreement"). This Agreement is among the Corporation, Lehman Brothers Merchant Banking Partners II, L.P. ("LBMBP II") and 24 current, including all of the Named Executive Officers, and 23 former management employees, some of whom were employees of the Sporting Equipment segment that was divested in December 2001. The Stockholder Agreement sets forth terms and restrictions relating to common stock either purchased by the particular executive in the Merger and Recapitalization ("Purchased Shares") or received through the exercise of stock options ("Option Shares") under the 1999 Stock Incentive Plan. The Stockholder Agreement generally restricts the transfer of Purchased Shares, Option Shares and any underlying options owned by these executives for a period of five years from the closing of the Merger and Recapitalization on August 19, 1999. Exceptions to this restriction include transfers to heirs and trusts, so long as the transferee agrees to be bound by the terms of the Stockholder Agreement. In addition, executives have rights to sell their shares on a pro rata basis with LBMBP II whenever LBMBP II sells its shares to third parties. Similarly, LBMBP II has the right to cause each of the executives to sell his or her shares of common stock on a pro rata basis with LBMBP II to a third party that has made an offer to purchase the Corporation's shares owned by LBMBP II. In the event that the Corporation registers shares under the Securities Act of 1933 (except for registrations related to exchange offers or benefit plans) and LBMBP II sells its shares in connection with this registration, the executives have the right to have their shares concurrently registered and sold on a pro rata basis with LBMBP II. The Purchased Shares and Option Shares owned by the executives are also subject to "put" and "call" rights that entitle the Corporation to purchase from an executive and the executive to sell to the Corporation, his or her Purchased Shares and Option Shares at fair market value if the executive's employment is terminated under certain circumstances.

         As a result of an Amendment to his Employment Agreement at the time of his agreed upon retirement from the Corporation in June 2001, former Chairman and Chief Executive Officer John M. Panettiere is not subject to the restrictions on transfer contained in the Employee Stockholder Agreement to the extent of sales of shares of common stock representing $250,000 in value, based upon sales price, in 2003 and again in 2004 to August 19, 2004, subject to such sales being made in accordance with volume limitations identical to those of Rule 144 promulgated by the SEC under the Securities Act of 1933, as amended.

         Similarly, as a result of Amendments to the Employment Agreements of each of former President and Chief Executive Officer Harold E. Layman and former Senior Vice President and Chief Financial Officer Rodney W. Blankenship, each of whose employment with the Corporation was terminated by mutual agreement on August 15, 2002 and on August 1, 2002 (subject to a one-year authorized leave of absence for certain purposes), respectively, in connection with the relocation of the Corporation's headquarters from Montgomery, Alabama to Portland, Oregon, each received the right to sell shares received upon the exercise of certain options under the 2000 Stock Incentive Plan that had previously vested or that vested as a result of his termination of employment, subject to maximum aggregate sales price restrictions in any one calendar year prior to August 19, 2004 of $50,000 for Mr. Layman and $25,000 for Mr. Blankenship. In exchange, any such shares were accorded the same "tag-along" and "drag-along" rights described above pursuant to the Stockholder Agreement for Option Shares under the 1999 Stock Incentive Plan.

                                PERFORMANCE GRAPH

         Rules adopted by the SEC require that the Corporation include in the Proxy Statement a line graph presentation comparing the cumulative five-year shareholder return on the Corporation's common stock on an indexed basis with the cumulative return of a broad equity market index that includes companies whose equity securities are traded on the same exchange as the Corporation's and either a published industry index or an index of peer companies selected by the Corporation. Since the Corporation is not included in the Standard and Poor's 500 Stock Index and its equity securities are traded on the New York Stock Exchange, the New York Stock Exchange Market Value Index was selected as the broad equity market index. (As a result of a change in New York Stock Exchange procedures, its Market Value Index has been manually recreated for years prior to December 31, 2003.) The Corporation created a peer group index with which to compare its own stock performance since a relevant published industry or line-of-business index does not exist. For the purposes of this performance comparison, the Corporation chose a group of eight manufacturing companies that have operations in those industries in which the Corporation competes. A list of these companies ("Peer Group") follows the graph below.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG BLOUNT INTERNATIONAL, INC., THE NYSE COMPOSITE INDEX
                                AND A PEER GROUP


                               [PERFORMANCE GRAPH]



--------------------------------------------------------------------------------------------------------------------------------
                                     12/31/98        12/31/99        12/31/00        12/31/01        12/31/02        12/31/03
                                  ==============================================================================================
The Corporation                       100.00          127.86           61.68           25.19           30.57           63.14
Peer Group *                          100.00          113.93          110.84          118.78          116.05          191.23
NYSE Mkt. Val. Index                  100.00          112.17          115.04          105.57           85.86          110.62
--------------------------------------------------------------------------------------------------------------------------------

-----------
* The companies in the Peer Group are Caterpillar, Inc., Deere & Co., Ingersoll-Rand Co., Kaydon Corp., Kennametal Inc., Regal-Beloit Corp., Terex Corp. and Toro Co.

                                FILING DISCLOSURE

         Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require that the Corporation's directors, executive officers and persons who beneficially own more than 10% of any class of equity securities of the Corporation file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange and furnish the Corporation with copies.

         Based on the review of copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that during 2003 all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with without exception.


                     CERTAIN TRANSACTIONS AND OTHER MATTERS

         Messrs. Fried, James and Shutzer, who are directors of the Corporation, are investors in LBMBP II, an affiliate of Lehman Brothers Holdings Inc. As a result of the Merger and Recapitalization, Lehman Brothers Holdings Inc., through its affiliates, beneficially owns approximately 85.1% of the Corporation's stock. By virtue of such ownership, Lehman Brothers Holdings Inc. is able significantly to influence the business and affairs of the Corporation with respect to matters requiring stockholder approval.

         Additionally, as a result of a transaction involving an amendment to the Corporation's former Credit Agreement with its secured lenders on February 2, 2001, as disclosed in the 2001 Proxy Statement at page 18, LB Blount Investment SPV LLC, an affiliate of LBMBP II, paid $20,000,000 for a convertible preferred equivalent security bearing interest at 12% per annum, together with warrants for 1,000,000 shares of the Corporation's common stock exercisable at any time through March 2, 2013 at the price of $0.01 per share. The convertible preferred equivalent security, prior to the fifth anniversary of its issuance and at the Corporation's option thereafter, pays interest in additional such securities (payments-in-kind, or "PIKs") in lieu of cash, and is convertible into convertible preferred stock at the rate of one preferred share for every $1,000 in principal amount, as increased by the accumulation of PIKs. (By an amendment to its Restated Certificate of Incorporation passed by the stockholders at the 2001 Annual Meeting, the Corporation has authorized a class, or classes, of preferred stock.) The preferred stock resulting from the conversion of the preferred equivalent security would contain a convertibility feature in turn permitting its conversion to common stock at the rate of $1,000 times the number of preferred shares being converted divided by $15, or approximately 66.67 shares of common for every one share of preferred.

         From time to time, Lehman Brothers Holdings Inc. or its affiliates also receives customary fees for services to the Corporation in connection with financings, divestitures, acquisitions and certain other transactions. In 2001, fees for investment banking and underwriting services were paid Lehman Brothers Holdings Inc. or certain of its affiliates in connection with (i) the Corporation's sale of its Sporting Equipment segment to Alliant Techsystems, Inc. ("ATK") on December 7, 2001 for 3,048,786 shares of ATK common stock and $10,000 cash, and (ii) the Corporation's subsequent underwritten sale of the shares received from ATK for $236.7 million in gross proceeds, as well as lender fees in connection with certain amendments to the Corporation's Credit Agreement in February 2001 and December 2001. There were no such fees received by Lehman Brothers Holdings Inc. or its affiliates from the Corporation during 2002. In 2003, as a result of its assistance in the arrangement, negotiation and closing of the Corporation's refinancing transaction with General Electric Credit Corporation and other lenders in May 2003, Lehman Brothers Inc., an affiliate of Lehman Brothers Holdings Inc., assessed the Corporation fees of $1 million, which were approved on February 3, 2004 by the Board members not affiliated with Lehman Brothers Holdings Inc.

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

                                   PROPOSAL 2

         The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as the Corporation's independent auditors for the calendar year ending December 31, 2004. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with this appointment.

         PricewaterhouseCoopers LLP, including Coopers & Lybrand LLP prior to its merger with Price Waterhouse LLP, has served as auditors of the consolidated financial statements of the Corporation and its subsidiaries from year to year since 1972. The Corporation has been advised by PricewaterhouseCoopers LLP that they do not have any direct financial interest or any material indirect financial interest in the Corporation or any of its subsidiaries, and that during the above time, PricewaterhouseCoopers LLP has not had any connection with the Corporation or its subsidiaries in a capacity of promoter, underwriter, voting trustee, director, officer or employee.

         PricewaterhouseCoopers LLP proposes to bill or has billed the Corporation the following amounts for professional services during 2003 and 2002, all of which PricewaterhouseCoopers LLP has advised were provided at customary rates and terms:

                                            2003 (PROPOSED)       2002 (ACTUAL)
                                            ---------------       -------------

         AUDIT FEES:                        $   501,000           $  552,000

         AUDIT RELATED FEES:                $    63,980           $  136,700

         TAX FEES:                          $   679,000           $  780,024

         ALL OTHER FEES AND EXPENSES:       $         0           $        0
                                            -----------           ----------

                   TOTAL                    $ 1,243,980           $1,468,724
                                            ===========           ==========

         Audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Corporation, statutory audits and assistance with review of documents filed with the SEC.

         Audit Related fees as of the years ended December 31, 2003 and 2002, respectively, were for assurance and related services, including closing date balance sheet audit procedures and consultations concerning financial accounting and reporting standards, as well as fees incurred in connection with the audit of certain of the Corporation's qualified benefit plans.

         Tax fees for the years ending as of December 31, 2003 and 2002, respectively, were for services related to tax compliance, including preparation of tax returns and claims for refund, tax planning and tax advice, assistance with respect to tax audits and requests for rulings for technical advice from tax authorities.

         The Audit Committee of the Board approved in advance all non-audit services rendered by PricewaterhouseCoopers LLP during 2003 and concluded that such services did not affect the independence of the auditors. The Audit Committee adopted amendments to its pre-approval policies and procedures for audit and non-audit services on May 12, 2003 in compliance with rules promulgated pursuant to the Sarbanes-Oxley Act and effective, as to the Corporation, with its annual filings for the first fiscal year ending after December 15, 2003. Please also refer to the Audit Committee Report on page 9.

         Representatives of PricewaterhouseCoopers LLP and of the Audit Committee of the Board will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Those representatives will also be available to respond to appropriate questions.

         The Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Corporation for the calendar year ending December 31, 2004. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP by a majority vote, the Board will reconsider the appointment.

              STOCKHOLDERS' COMMUNICATIONS WITH BOARD OF DIRECTORS

         Stockholders interested in communicating information or inquiries to the Board, its Committees or any specific Director should do so by submitting a written communication to:
                               Board of Directors
                           Blount International, Inc.
                            4909 SE International Way
                             Portland, Oregon 97222
                      To the Attention of: General Counsel
The General Counsel will open and read the written submission only to confirm that it relates to the business of the Corporation, and, if so, will send the communication in its entirety to the Chairman of the Board (or to the addressee specified, if any) without comment.


                 STOCKHOLDERS' PROPOSALS FOR 2005 ANNUAL MEETING

         Stockholders may present proposals that are proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting of Stockholders in 2005. In order to be considered, proposals must be submitted on a timely basis. Proposals for the 2005 Annual Meeting of Stockholders must be received by the Corporation no later than November 22, 2004. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation.


                               GENERAL INFORMATION

         The expenses of soliciting proxies will be paid by the Corporation. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting materials to beneficial owners of the Corporation's common stock, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.



                                     By Order of the Board of Directors,





                                     Richard H. Irving, III
                                     Senior Vice President, General Counsel
                                     and Secretary



Portland, Oregon
March 22, 2004

                                                                       EXHIBIT A

               BLOUNT INTERNATIONAL, INC. AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the Audit Committee of the Board of Directors (the "Board") of Blount International, Inc. (together with its subsidiaries, the "Corporation") is to assist the Board in fulfilling its responsibility to oversee (i) management's conduct of the Corporation's financial reporting process (including the development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Corporation's financial statements, (iii) the Corporation's compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Corporation's Independent Auditors, (v) the performance of the Corporation's Internal Audit Function and (vi) each audit of the Corporation's financial statements performed by the Corporation's Independent Auditors.

ORGANIZATION

The Audit Committee shall consist of at least three Directors, of which one shall be the Chairperson. The Audit Committee shall include only independent Directors, as independence is defined by the listed company rules, regulations and standards of the New York Stock Exchange, Inc. Each member of the Audit Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee, and at least one member of the Audit Committee must be an "audit committee financial expert" in compliance with the criteria established by the Securities and Exchange Commission (the "SEC"). Whether a member has financial literacy and expertise shall be determined by the Board in its business judgment. The existence of an audit committee financial expert and whether or not he or she is independent shall be disclosed in periodic filings as may be required by the SEC. Audit Committee members shall be appointed by a resolution of the Board for a one year term, commencing on the date of the Board meeting held each year in conjunction with the annual meeting of stockholders.

RESPONSIBILITIES

The Audit Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the Independent Auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that financial management personnel, the Internal Audit Function (which function may be performed by an outside consultant under contract), and the Independent Auditors have more knowledge and information relating to the Corporation than do Audit Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the Independent Auditor's work.

Subject to the foregoing, the following functions shall be the common recurring activities of the Audit Committee in carrying out this oversight role:

MEETINGS OF THE AUDIT COMMITTEE

(1) The Audit Committee shall hold such meetings as it shall deem advisable, but shall meet a minimum of four times per calendar year. Minutes of all Audit Committee meetings shall be taken and approved by subsequent action. The Audit Committee shall circulate the minutes of an Audit Committee meeting to any Board member who did not attend the Audit Committee meeting as a guest.

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(2)     The Audit Committee shall meet at such times and places as the Audit
        Committee shall deem advisable on the call of the Chairman of the Audit Committee, the Chairman of the Board, the Chief Executive Officer, or, in their absence, by any member of the Audit Committee. The presence of a majority of the members of the Audit Committee then in office shall constitute a quorum for the transaction of business.

(3) Upon the request of the Corporation's Independent Auditors or the Corporation's Internal Audit Function, the Chairman of the Audit Committee shall convene a meeting of the Audit Committee to consider any matters such auditors believe should be brought to the attention of the Audit Committee, Directors or shareholders.

(4) At each regular Board meeting held following an Audit Committee meeting, the Chairman of the Audit Committee shall report to the Board regarding the action taken by the Audit Committee.

(5) The Audit Committee also has the authority to direct and supervise an investigation into any matter, without seeking Board approval. The Audit Committee has the authority to retain independent, outside counsel or other professional services as it deems necessary, without seeking Board approval. The Corporation shall provide such funding as the Audit Committee determines is necessary for payment of compensation to the Independent Auditor and any counsel or other advisors employed by the Audit Committee and for the ordinary administrative expenses of the Audit Committee in the performance of its duties.

APPOINTMENT OF THE INDEPENDENT AUDITOR AND APPROVAL OF SERVICES

(1) The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work (including the resolution of any disagreements between management and the Independent Auditor regarding financial reporting) of any Independent Auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, subject (if applicable) to subsequent shareholder ratification. The Independent Auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation shall be a "registered public accounting firm," as provided in the Sarbanes-Oxley Act of 2002 and the regulations thereunder, and shall report directly to the Audit Committee.

(2) The Audit Committee shall review with the Independent Auditors their audit plans and scope for the coming year and any non-audit services to be performed by such Independent Auditor. The Audit Committee shall review the compensation to be paid to the Independent Auditors for all audit and non-audit services to be performed. Subject to a de minimis exception relating to non-audit services, which is described in the following sentence, all audit and non-audit services to be performed for the Corporation by the Independent Auditor must be pre-approved by the Audit Committee or entered into pursuant to pre-approval policies and procedures established by the Audit Committee. Pre-approval of non-audit services shall not be required if:

        (a) the aggregate amount of all non-audit services provided to the Corporation does not exceed 5% of the total amount of revenues paid by the Corporation to the Independent Auditor during the fiscal year in which the non-audit services are provided;

        (b) the services were not recognized by the Corporation at the time of the engagement to be non-audit services; and

        (c) the services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to completion of the audit.

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

Any pre-approval policies and procedures established by the Audit Committee:

        (a)     must be detailed as to the particular services;

        (b) must provide that the Audit Committee will be informed of each service; and

        (c) may not delegate the Audit Committee's responsibilities to management.

The Audit Committee may delegate this pre-approval function to one or more members of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority has been delegated shall be presented to the Audit Committee at its regularly scheduled meetings. Any non-audit service pre-approved by the Audit Committee (or any member to whom authority has been delegated) and any non-audit service entered into pursuant to pre-approval policies and procedures established by the Audit Committee shall be disclosed by the Corporation as required by law.

REVIEWS OF INDEPENDENT AUDITORS

(1) At least annually, the Audit Committee shall obtain and review a report by the Independent Auditor describing:

        (a)     the firm's internal quality-control procedures;

        (b) any material issues raised by the firm's most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

        (c) all relationships between the Independent Auditor and the Corporation (in order to assess the Independent Auditor's independence).

(2) After reviewing the report discussed in (1) above and the Independent Auditor's work for the year, the Audit Committee shall evaluate the Independent Auditor's qualifications, performance and independence. The evaluation will include a review and evaluation of the lead partner of the Independent Auditor assigned to the Corporation's audit. The evaluation also will consider the opinions of management and the Corporation's Internal Audit Function. The audit partners shall be rotated as required by law. The Audit Committee shall present the results of its evaluation of the Independent Auditor to the Board.

(3) The Audit Committee shall ensure that the Independent Auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between such auditors and the Corporation. The Audit Committee also shall actively engage in dialogues with the Independent Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of such auditors, and recommend that the Board take appropriate action in response to the Independent Auditors' reports to satisfy itself of such auditors' independence.

REPORTS FROM INDEPENDENT AUDITORS

(1) The Audit Committee shall review with the Independent Auditors timely reports concerning:

        (a)     the audit report and their comments arising from the audit;

        (b)     all critical accounting policies and practices to be used;

        (c) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with the Corporation's management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the Independent Auditor; and

        (d) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

(2) The Audit Committee shall regularly review with the Independent Auditor any problems or difficulties that the Independent Auditor encounters in the course of the audit work, including management's response. The review shall include a review of any restrictions on the scope of the Independent Auditor's activities or on access to requested information and any significant disagreements with management.

REQUIRED PERIODIC AUDIT COMMITTEE REVIEW AND REPORTS

(1) To assist the Audit Committee in effectively performing its oversight function, the Audit Committee shall meet periodically (but, in any event, not less than quarterly) in separate sessions with management, the Internal Audit Function and the Independent Auditors.

        (a) The Audit Committee shall provide an open avenue of communication among the management, the Internal Audit Function, the Independent Auditors and the Board.

        (b) The Audit Committee's review with the Corporation's Internal Audit Function shall include a review of the internal audit organization and the internal audit goals and plans and a discussion of the findings and recommendations resulting from internal audits.

        (c) The Audit Committee's review with the Corporation's chief accounting officer or person performing a similar function (the "Controller") shall include a review of the adequacy of the Corporation's overall systems of internal control and the responses taken with respect to the audit findings. In addition, the Audit Committee's review with each of the Chief Executive Officer, the Chief Financial Officer and the Independent Auditor shall include a review of their assessments of the Corporation's internal controls, as required by applicable law.

(2) Periodically, the Audit Committee shall discuss guidelines and policies with respect to risk assessment and risk management. The discussion will include a review of the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

(3) The Audit Committee shall review in a timely manner all materials received from the Independent Auditors and provide a summary report of such materials to the Board and executives and management of the Corporation, if such summary is deemed necessary or advisable by the Audit Committee.

(4) The Audit Committee shall review the significant reports to management prepared by the Internal Audit Function as well as management's responses thereto.

(5) The Audit Committee shall review periodically with management (including the General Counsel) and the Independent Auditors any correspondence with, or other action by, regulators or governmental agencies, any material legal affairs of the Corporation, and the Corporation's compliance with applicable laws and NYSE listing standards.

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

REQUIRED ANNUAL AUDIT COMMITTEE REVIEW AND REPORTS

(1) The Audit Committee shall produce and provide to the Board an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this Charter. The performance evaluation shall also recommend to the Board any improvements to this Charter deemed necessary or desirable by the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee or a majority of the non-employee Directors deems appropriate.

(2) The Audit Committee shall prepare the report of the Audit Committee required by the rules of the SEC to be included in the Corporation's annual proxy statement.

(3) The Audit Committee shall recommend to the Board policies and procedures to be developed for dealing with various matters as to which conflicts of interest may arise (including affiliate transactions, expense accounts and perquisites of officers and management of the Corporation) and periodically review the application of such policies and procedures. The Audit Committee shall review periodically, but at least once each year, all material agreements between the Corporation and any business organization wherein a director or officer of the Corporation is also a director or officer of such organization to ensure that such agreements are fair to the Corporation and its shareholders.

REVIEW OF FINANCIAL STATEMENTS AND PRESS RELEASES

(1) The Audit Committee shall discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the Independent Auditor prior to their filing with the SEC in the Corporation's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The discussion of financial information also shall include a review of the Corporation's disclosures in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) The Audit Committee shall conduct open and frank discussions with the Corporation and the Independent Auditors regarding the auditor's evaluation of the quality of the Corporation's accounting principles and essential estimates in its financial statements. This dialogue will include discussion of the consistency, clarity and completeness of the financial statements and related disclosures. The discussion will also include items that may impact the representational faithfulness, verifiability and neutrality of the information shown in the financial statements, such as changes in accounting policies, estimates, judgments, uncertainties and unusual transactions (including matters required to be discussed by SAS No. 61, as amended or supplemented), including but not limited to:

        (a) a review any analyses prepared by management and/or the Independent Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects on the financial statements of alternative methods under generally accepted accounting principles;

        (b) issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles;

        (c) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and

        (d)     any unusual, non-operating and/or non-recurring items.

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

(3) Based on these reviews and discussions, the Audit Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K.

(4) Periodically, the Audit Committee shall have a general discussion regarding earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. These discussions need not occur in advance of each earnings release or instance in which the Corporation may provide financial information or earnings guidance.

OTHER DUTIES OF THE AUDIT COMMITTEE

(1) The Audit Committee shall have responsibility for monitoring the Corporation's policies for compliance with applicable federal, state, local and foreign laws and regulations as well as the Corporation's policies on corporate conduct. The Audit Committee shall have the authority to review the Corporation's legal and ethical compliance program and to institute any changes or revisions to such program as may be deemed warranted or desirable by the Audit Committee. The Audit Committee shall be responsible for reviewing and determining whether to grant any requests by Directors or executive officers for waivers of the Corporation's Code of Ethics. Any such waiver shall be disclosed to shareholders, as required by law.

(2)     The Audit Committee shall establish procedures for:

        (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

        (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(3) The Audit Committee shall set clear hiring policies for employees or former employees of the Corporation's Independent Auditor.

(4) No member of the Audit Committee may receive, directly or indirectly, any compensation from the Corporation other than (i) fees paid to Directors for service on the Board, (ii) fees paid to Directors for service on a committee of the Board (including the Audit Committee) and
        (iii) a pension or other deferred compensation for prior service that is not contingent on future service on the Board.


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                                                                       EXHIBIT B


1.      INTRODUCTION

        Blount International, Inc. ("Blount") is publishing this Code of Ethics (the "Code") in order to provide the Chief Executive Officer, Chief Financial Officer and Controller (or persons performing similar functions) (the "Covered Officers") with clear guidance as to their conduct as officers of Blount. While covering a wide range of business practices and procedures, this Code cannot and does not cover every specific issue that may arise, or every specific situation in which ethical decisions must be made. Rather, this Code sets forth key guiding principles of business conduct that Blount expects of the Covered Officers, which principles underscore Blount's commitment to conduct its business in compliance with all applicable laws and regulations and with the highest ethical standards. These principles are intended to provide guidance to the Covered Officers in handling any and all situations and issues that may arise during the Covered Officers' performance of their duties as officers of Blount. This Code is intended to be our Code of Ethics for the Chief Executive Officer and the Senior Financial Officers pursuant to the provisions of Section 406 of the Sarbanes-Oxley Act of 2002 and related rules of the U.S. Securities and Exchange Commission.

2.      HONESTY AND ETHICAL CONDUCT

        Each Covered Officer owes a duty to Blount to act honestly and ethically. Deceit and subordination of principle are inconsistent with honest and ethical conduct. Each Covered Officer must be honest and candid while still maintaining the confidentiality of information where required or consistent with Blount's policies, and each Covered Officer must adhere to a high standard of business ethics in the performance of each of his or her duties as an officer of Blount (including the handling of actual or apparent conflicts of interest).

3.      FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE PUBLIC DISCLOSURE

        Blount is committed to providing information about Blount and its subsidiaries to the public in a manner that is consistent with all applicable legal and regulatory requirements and that promotes investor confidence by facilitating fair, orderly and efficient behavior. Therefore, each Covered Officer is responsible for ensuring that all disclosures made in all periodic reports and documents filed with the Securities and Exchange Commission, and all other public communications by Blount, are full, fair, accurate, timely and understandable. In furtherance thereof, each Covered Officer should (i) be familiar with and comply with the disclosure requirements applicable to Blount and (ii) not knowingly misrepresent, or cause others to misrepresent, facts about Blount and its subsidiaries, whether to internal or external persons or parties (including Blount's Independent Auditors, governmental regulators and the New York Stock Exchange).
        In addition, in order to satisfy the disclosure obligations referred to above, Blount is required by law to keep accurate and complete company books, records, and accounts to reflect Blount's transactions and is required to maintain an adequate system of internal controls for all of its business transactions, records and accounts. Therefore, Blount's books and records must exhibit the highest degree of integrity. The Covered Officers should, to the extent appropriate within their area or responsibility, consult with other officers and employees of Blount and take other appropriate steps regarding such books, records and accounts with the goal of making Blount's books, records and accounts complete, accurate, and supported by appropriate documents in auditable form.
        The Covered Officers shall promptly bring to the attention of the Senior Vice President and General Counsel of Blount (the "General Counsel") and the Audit Committee any information to which they have actual knowledge concerning
(i) significant deviations in the design or operation of internal controls which could adversely affect Blount's ability to record, process, summarize and report financial data or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Blount's financial reporting, disclosures or internal controls.

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4.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS

        Blount is strongly committed to conducting its business affairs with honesty and integrity and in full compliance with all applicable laws, rules and regulations, wherever business is conducted. No Covered Officer may violate any applicable law, rule or regulation, or instruct or authorize others to do so, for any reason in connection with any act, decision or activity that is or may appear to be related to such Covered Officer's employment by or position with Blount. In some instances, laws, rules and regulations may be ambiguous and difficult to interpret. In such cases, a Covered Officer should seek legal advice through Blount's Legal Department in order to ensure that he or she in compliance with this policy as it pertains to legal matters and that both the Covered Officer and Blount are observing and obeying all applicable laws, rules and regulations.
        Covered Officers who have knowledge of material nonpublic information are prohibited from trading in securities of Blount or another company who may be the subject of such information (including customers, partners or suppliers) and should not pass along such information to anyone else who does not have a need to know.

5.      CONFLICT OF INTEREST

        The term "conflict of interest" describes any circumstance in which a Covered Officer's personal interests, relationships or activities, or those of a member of such Covered Officer's immediate family, interfere or conflict, or appear to interfere or conflict, with the interests of Blount. Activities which involve the unauthorized use of Blount time, equipment, or information, which significantly interfere with job performance, which could damage the Covered Officer's or Blount's good reputation, or which otherwise conflict or compete with Blount's business interests, are examples of conflicts of interest. In essence, a Covered Officer should not use his or her position or the assets or influence of Blount for personal advantage or for the advantage of immediate family members to the detriment of Blount, and should always act in the best interests of Blount. Covered Officers should not take for themselves personally opportunities that are discovered through the use of corporate property, information or position. Blount is prohibited from, directly or indirectly, extending or maintaining credit (or arranging for an extension of credit) in the form of a personal loan to any Covered Officer.
        Each Covered Officer should avoid conflicts of interest wherever possible, and should discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest (or any situation which accidentally or unexpectedly gives rise to a conflict of interest) with the General Counsel, and upon the General Counsel's recommendation, with the Audit Committee.

6.      REPORTING AND ACCOUNTABILITY

        Situations that may involve a violation of ethical principles, laws or this Code may not always be clear and may require difficult judgments. Covered Officers who have concerns or questions about violations of laws, rules or regulations or of this Code, should seek the advice of the General Counsel. If the General Counsel has concerns or questions about the rules and regulations set forth in this Code, or the interpretation thereof, he or she should seek the guidance of the Audit Committee.
        The Audit Committee is responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation. Each Covered Officer must (i) notify the General Counsel promptly of any existing or potential violation of this Code (failure to do so is itself a violation of this Code) and (ii) not retaliate against any officer or employee for reports of potential violations that are made in good faith. Other persons who have knowledge of any existing or potential violation of this Code by a Covered Officer should promptly notify the General Counsel.
        Blount will follow the following procedures in investigating and enforcing this Code and in reporting on the Code: (i) violations and potential violations will be reported by the General Counsel to the Audit Committee after appropriate investigation, (ii) the Audit Committee shall take all action it considers appropriate to investigate any violations reported to it, (iii) if the Audit Committee determines that a violation has occurred, it will inform the Board of Directors of Blount and (iv) upon being notified that a violation has occurred, the Board of Directors will take such disciplinary or preventive action as it deems appropriate, up to and including dismissal or, in the event of criminal or other serious violations of law, notification to the Securities and Exchange Commission or other appropriate law enforcement authorities.

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7.      WAIVERS AND AMENDMENTS

        Any waiver of this Code relating to a Covered Officer may be made only by the Audit Committee or the Board of Directors. Management shall periodically review and reassess the adequacy of this Code and shall recommend changes to the Board for approval. The Board reserves the right to amend this Code from time to time as its determines to be desirable or appropriate. Amendments to or waivers of the provisions in this Code for Covered Officers will promptly be disclosed to Blount's investors in accordance with all applicable laws and regulations.










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                                                                       EXHIBIT C
AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

     I.   STATEMENT OF PRINCIPLES

          Under the Sarbanes-Oxley Act of 2002 (the "Act"), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the Independent Auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Independent Auditor for Blount International, Inc. ("Company") , in order to assure that they do not impair the auditor's independence. To implement the provisions of the Act, the Securities and Exchange Commission (the "SEC") has issued rules specifying the types of services that an Independent Auditor may not provide to its audit client, as well as the Audit Committee's administration of the engagement of the Independent Auditor. Accordingly, the Audit Committee has adopted this Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), which sets forth the procedures and the conditions pursuant to which services to be performed by the Independent Auditor are to be pre-approved.

          The SEC's rules establish two different approaches to pre-approving services that the SEC considers to be equally valid. Proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee ("general pre-approval"), or require the specific pre-approval of the Audit Committee ("specific pre-approval"). The Audit Committee believes that the combination of these two approaches in this Policy will result in an effective and efficient procedure to pre-approve services performed by the Independent Auditor. AS SET FORTH IN THIS POLICY, UNLESS A TYPE OF SERVICE HAS RECEIVED GENERAL PRE-APPROVAL, IT WILL REQUIRE SPECIFIC PRE-APPROVAL BY THE AUDIT COMMITTEE IF IT IS TO BE PROVIDED BY THE INDEPENDENT AUDITOR.

          Exhibit I to this Policy describes the Audit, Audit-related, Tax and All Other Services that will be subject to the general pre-approval of the Audit Committee. The Audit Committee will annually review and pre-approve the services that may be provided by the Independent Auditor that are subject to general pre-approval. The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations. Updates to the level of fees associated with the services, subject to general pre-approval, will be provided to the Audit Committee at regularly scheduled Audit Committee meetings.

          The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee's responsibilities to pre-approve services performed by the Independent Auditor to management.

     II.  DELEGATION

          As provided in the Act, the SEC's rules and the Audit Committee Charter, the Audit Committee may delegate either type of pre-approval authority to its chairperson or any other member or members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting.

     III. AUDIT SERVICES

          The annual audit services engagement scope and terms will be subject to the general pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the Independent Auditor to be able to form an opinion on the Company's consolidated financial statements. Audit services also include the attestation engagement for the Independent Auditor's report on management's assertion on internal controls for financial reporting. The Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope, Company structure or other items. The Audit Committee will pre-approve the audit services in Exhibit I.

     IV.  AUDIT-RELATED SERVICES

          Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the Independent Auditor. Because the Audit Committee believes that the provision of audit-related services does not impair the independence of the Auditor and is consistent with the SEC's rules on auditor independence, the Audit Committee will grant general pre-approval to audit-related services.

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          THE AUDIT COMMITTEE WILL PRE-APPROVE THE AUDIT-RELATED SERVICES IN
          EXHIBIT I. ALL OTHER AUDIT-RELATED SERVICES NOT LISTED IN EXHIBIT I MUST BE SPECIFICALLY PRE-APPROVED BY THE AUDIT COMMITTEE.

     V.   TAX SERVICES

          The Audit Committee believes that the Independent Auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the Auditor's independence, and the SEC has stated that the Independent Auditor may provide such tax services since they do not impair independence. Hence, the Audit Committee will grant general pre-approval to those tax services that have historically been provided by the Auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC's rules on auditor independence.

          THE AUDIT COMMITTEE WILL PRE-APPROVE THE TAX SERVICES IN EXHIBIT I.

     VI.  ALL OTHER SERVICES

          The Audit Committee believes, after taking into account the SEC's rules prohibiting the Independent Auditor from providing specified non-audit services, that other types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant general pre-approval to those permissible non-audit services classified as "all other services" that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC's rules on auditor independence.

          THE AUDIT COMMITTEE WILL APPROVE THE "ALL OTHER SERVICES" IN EXHIBIT I, WITH THE EXCEPTION OF "INTERNAL INVESTIGATIONS." PERMISSIBLE OTHER SERVICES NOT LISTED IN EXHIBIT I MUST BE SPECIFICALLY PRE-APPROVED BY THE AUDIT COMMITTEE.

          The Independent Auditor is permitted to assist management and the Corporate Internal Audit Department with internal investigations and fact-finding into alleged improprieties; however, these services are subject to specific approval and engagement by the Audit Committee or its delegate.

          At the beginning of each year, the Chief Financial Officer and the Independent Auditor shall jointly submit to the Audit Committee a schedule of audit, audit-related, tax and other non-audit services that are subject to general pre-approval.

          This schedule, referred to as EXHIBIT I, provides a description of each type of service that is subject to general pre-approval and, where possible, will provide projected fees (or a range of projected fees) for each service. The Audit Committee will review and approve the types of services and review the projected fees for the next fiscal year. This approval acknowledges that the Audit Committee is in agreement with the specific types of services that the Independent Auditor will be permitted to perform. The fee amounts listed on
          EXHIBIT I will be updated to the extent necessary at each of the regularly scheduled meetings of the Audit Committee.

          If subsequent to the approval of EXHIBIT I by the Audit Committee, the Company determines that it would like to engage its Independent Auditor to perform a service not included on the EXHIBIT I list, then the Company's Chief Financial Officer will determine whether the particular service fits within the independence guidelines, and, if so, will arrange for a discussion of the service to be included on the agenda for the next regularly scheduled Audit Committee meeting so that specific approval can be obtained. If the timing of the project is critical and the project needs to commence before the regularly scheduled meeting, the specific pre-approval by the Chairman of the Audit Committee must be obtained before any services are provided. This will be arranged by the Company's Chief Financial Officer or Secretary. The Independent Auditor must not commence any such project until specific approval has been given.

                                                                       EXHIBIT I

     SCHEDULE OF AUDIT, AUDIT-RELATED, TAX AND OTHER NON-AUDIT INDEPENDENT
                           AUDITOR AND PROJECTED FEES

                     FOR THE YEAR ENDING DECEMBER 31, 20___
                                AS OF____________

AFFILIATE NAME                                COMPANY NO.
               ---------------------                      ------------

----------------------------  -------------------------------------------------  --------------------------------

        SERVICE                               SUMMARY OF SERVICES                         PROJECTED FEES

----------------------------  -------------------------------------------------  --------------------------------
 AUDIT SERVICES

----------------------------  -------------------------------------------------  --------------------------------

   AUDIT Recurring audit of consolidated financial statements of the Company, including statutory audits.

                               Other audit and special reports which include, among others:

                                   o   Accounting consultations and tax
                                       services required to perform an audit
                                       in accordance with Generally Accepted
                                       Auditing Standards
                                   o   All services relating to the filing of
                                       SEC Registration Statements, including
                                       issuance of comfort letters
                                   o   Separate audit reports in connection
                                       with management compensation programs
                                       and debt compliance letters

                                Attestation engagement on annual Section 404
                                certification of the Sarbanes-Oxley Act
----------------------------  -------------------------------------------------  --------------------------------
   SUBTOTAL AUDIT SERVICES

----------------------------  -------------------------------------------------  --------------------------------
   AUDIT RELATED SERVICES

----------------------------  -------------------------------------------------  --------------------------------
   PENSION AND BENEFIT PLAN    Audits of pension and other benefit plans
   AUDITS                      relating to ERISA and SEC requirements

----------------------------  -------------------------------------------------  --------------------------------
   CONSULTATIONS CONCERNING    Includes discussions, research consultations
   ACCOUNTING AND FINANCIAL    and auditing procedures relating to new
   REPORTING STANDARDS         pronouncements, unusual or non-recurring
                               transactions and other technical topics which
                               are generally non-recurring
----------------------------  -------------------------------------------------  --------------------------------

----------------------------  -------------------------------------------------  --------------------------------

        SERVICE                               SUMMARY OF SERVICES                         PROJECTED FEES

----------------------------  -------------------------------------------------  --------------------------------

   ASSISTANCE WITH STATUTORY   Providing technical advice and compliance
   FINANCIAL REPORTING         (preparation) services in connection with
                               required statutory filings in various countries
                               and local jurisdictions

----------------------------  -------------------------------------------------  --------------------------------
   INTERNAL CONTROL REVIEWS    Assessing e-business and IT controls and
    - INFORMATION TECHNOLOGY   providing recommendations for improvements in
   ("IT")                      the controls, including pre-implementation
                               reviews, attack and penetration studies, and
                               assessments of IT security framework, policies
                               and procedures

----------------------------  -------------------------------------------------  --------------------------------
   GENERAL INTERNAL CONTROL    Assessing internal accounting and risk
   REVIEWS                     management controls and providing
                               recommendations for improvements in the design
                               and implementation of those controls.
                               Assistance relating to Section 404 other than
                               the attestation engagement

----------------------------  -------------------------------------------------  --------------------------------
   DUE DILIGENCE               Assistance with financial due diligence
                               (non-tax) performed on potential acquisition
                               targets, including review of financial
                               statements, and other financial data and
                               records, discussions with target's finance
                               and accounting personnel and also accounting
                               consultations relating to the proposed
                               transactions, etc.

----------------------------  -------------------------------------------------  --------------------------------
   AFFILIATE AND PRODUCT       Audits of financial statements on a stand
   LINE SPECIAL PURPOSE        alone basis for management purposes and audits
   AUDITS                      of closing or interim financial statements in
                               connection with acquisitions or dispositions

----------------------------  -------------------------------------------------  --------------------------------
   OTHER AUDITING PROCEDURES   Auditing procedures and special reports (as
   AND ISSUANCE OF SPECIAL     periodically requested by the Company and
   PURPOSE REPORTS             affiliates), including those needed for
                               various governmental agencies tax authorities,
                               suppliers, vendors and customers

----------------------------  -------------------------------------------------  --------------------------------
   SUBTOTAL AUDIT-RELATED
   SERVICES

----------------------------  -------------------------------------------------  --------------------------------
   TOTAL AUDIT AND AUDIT-
   RELATED SERVICES

----------------------------  -------------------------------------------------  --------------------------------

----------------------------  -------------------------------------------------  --------------------------------

        SERVICE                               SUMMARY OF SERVICES                         PROJECTED FEES

----------------------------  -------------------------------------------------  --------------------------------
   TAX SERVICES

----------------------------  -------------------------------------------------  --------------------------------

   TRANSFER PRICING            Advice and assistance with respect to transfer
   (U.S. AND INTERNATIONAL)    pricing planning, defense and documentation
                               matters, including preparation of reports used
                               by the Company and its affiliates to comply
                               with taxing authority documentation
                               requirements (in U.S. and foreign jurisdictions)
                               in connection with royalties, intercompany
                               pricing and similar issues

----------------------------  -------------------------------------------------  --------------------------------
   EXPATRIATE TAX SERVICES     Preparation of tax estimates and projections,
   (U.S. AND INTERNATIONAL)    preparation of U.S. and foreign individual
                               income tax returns, provide advice with
                               respect to tax registration/deregistration
                               procedures, compute tax equalization payments,
                               provide advice on impact of changes in local
                               tax laws and consequences of changes in
                               compensation programs, provide assistance with
                               reporting requirements, provide general tax
                               advice and planning to expatriate employees

----------------------------  -------------------------------------------------  --------------------------------

   EXTRA TERRITORIAL INCOME    Advice and assistance with respect to the ETI
   (ETI) ANALYSIS              exclusion; assist with the data collection
   (U.S. ONLY)                 process, prepare computations, compile
                               workpapers and prepare federal tax forms
                               necessary to claim the ETI exclusion claimed
                               by the Company

----------------------------  -------------------------------------------------  --------------------------------
   STATE AND LOCAL TAX         Representation before state governments for
   PLANNING (U.S. ONLY)        voluntary compliance; performing credit
                               studies; determining sales tax conclusions for
                               products sold; representation to state
                               governments for agreements to tax methodologies;
                               advising and researching in connection with
                               reorganizations; advising and researching in
                               connection with tax return positions; obtaining
                               funds for excise taxes, sales taxes, property
                               taxes, income taxes; representation on audit
                               assessments and some appeals work outside of
                               court

                               Advice and assistance with regard to U.S.
                               state and local tax planning, compliance and audit defense

----------------------------  -------------------------------------------------  --------------------------------

----------------------------  -------------------------------------------------  --------------------------------
   DUE DILIGENCE               Tax related due diligence performed on
   (U.S. AND INTERNATIONAL)    potential acquisition targets, including
                               review of target's tax returns, filing
                               positions and financial information

----------------------------  -------------------------------------------------  --------------------------------
   REVIEW OF U.S. FEDERAL      Review of Company's U.S. Federal Income Tax
   INCOME TAX RETURN           return on a pre-filing basis

----------------------------  -------------------------------------------------  --------------------------------
   CONSULTATIONS ON VARIOUS    Consultations on U.S. tax technical matters,
   U.S. FEDERAL TAX MATTERS    such as, structuring acquisitions,
                               dispositions, joint ventures, licenses and
                               reorganizations; tax basis ad earnings and
                               profits computations; evaluating the
                               deductibility of certain expenses and
                               creditability of certain expenses and income
                               items; advice on accounting methods, timing
                               issues, compliance matters and
                               characterization issues

----------------------------  -------------------------------------------------  --------------------------------
   ASSISTANCE WITH TAX         Technical and procedural advice in connection
   EXAMINATIONS                with examinations by various tax jurisdictions.
   (U.S. AND INTERNATIONAL)    Please note that the Independent Auditor is
                               not permitted to represent the Company in
                               front of a tax court or equivalent body

----------------------------  -------------------------------------------------  --------------------------------
   INTERNATIONAL TAX           Tax return preparation and review in various
   COMPLIANCE                  international locations

----------------------------  -------------------------------------------------  --------------------------------
   INTERNATIONAL               Advice on tax matters in various international
   TAX PLANNING                jurisdictions, including among others, foreign
                               local income tax, VAT, sales/use taxes, excise
                               taxes, excise taxes and other miscellaneous
                               matter. Advice on the U.S. and foreign tax
                               consequences of certain cross- border
                               transactions, including acquisitions,
                               reorganizations and restructurings

============================  =================================================  ================================
   SUBTOTAL TAX SERVICES

============================  =================================================  ================================
   OTHER NON-AUDIT SERVICES

----------------------------  -------------------------------------------------  --------------------------------

----------------------------  -------------------------------------------------  --------------------------------
   RISK MANAGEMENT REVIEWS     Compliance reviews in connection with privacy
   AND ASSESSMENTS             standards and government healthcare
                               regulations, such as pricing and FDA
                               validation, IT Security and other operational
                               reviews, including development of process maps
                               to identify inefficiencies or weaknesses in
                               internal control

----------------------------  -------------------------------------------------  --------------------------------
   INTERNAL INVESTIGATIONS     Conducting internal investigations and fact
                               finding in connection with alleged
                               improprieties. Projects are usually performed
                               on behalf of management or internal audit;
                               however, specific approval by project is
                               required by the Audit Committee.

----------------------------  -------------------------------------------------  --------------------------------
   EXPATRIATE ADMINISTRATIVE   Providing expatriate administration services,
   SERVICES                    such as assisting the assignee with relocation
                               matters, advising on expatriate
                               allowances/deduction updates based on Company
                               policy and assignee changing circumstances,
                               and collection and proper tax reporting of
                               compensation paid by the Company in various
                               international jurisdictions

----------------------------  -------------------------------------------------  --------------------------------
   REVIEW OF ACTUARIAL         Review actuarial reports and calculations to
   REPORTS AND CALCULATIONS    assist the Company in understanding the various
                               processes surrounding the actuarial valuations
                               and the potential impact of plan changes
                               (excludes work performed in connection with
                               the recurring audit)

----------------------------  -------------------------------------------------  --------------------------------
   NON-FINANCIAL SYSTEMS       Advisory services with respect to non-financial
                               systems, such as FDA validation reviews,
                               support services, project management risk
                               assessments, and business continuity planning

============================  =================================================  ================================
   TOTAL OTHER NON-AUDIT
   SERVICES
============================  =================================================  ================================


BLOUNT
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-869
















                                                             DETACH HERE                                                   ZBLIC1


     PLEASE MARK                                                                                                               #BLI
[X]  VOTES AS IN
     THIS EXAMPLE.


THE BAORD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBERED 1 AND 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NUMBERED
1 AND 2.

                                                                                                               FOR  AGAINST  ABSTAIN
1.  Election of Directors                                        2.  Ratify the appointment of                 [ ]    [ ]      [ ]
                                                                     PricewaterhouseCoopers LLP as the
NOMINEES: (01) R. Eugene Cartledge, (02) Elliot M. Fried,            independent auditors for the
          (03) Thomas J. Fruechtel, (04) E. Daniel James,            Corporation for the year ending
          (05) Harold E. Layman,    (06) James S. Osterman           December 31, 2004.
          and (07) William A. Shutzer

               FOR                   WITHHELD                    3.  In their discretion, the Proxies are authorized to vote upon
               ALL   [ ]         [ ] FROM ALL                        such other business as may properly come before the meeting.
             NOMINEES                NOMINEES

          [ ]______________________________________
             For all nominees except as noted above



                                                                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

                                                                     MARK HERE IF YOU PLAN TO ATTEND THE MEETING      [ ]



                                                                 Please mark, sign exactly as your name is printed hereon and return in the enclosed envelope. If the stock is held jointly, each joint owner must sign. When signing as Attorney, Executor, Administrator,
                                                                 Trustee, Guardian or in any other representative capacity, please give full title.


Signature__________________________________ Date:________________ Signature__________________________________ Date:________________

                                                            THIIS IS YOUR PROXY.

                                                         YOUR VOTE IS IMPORTANT.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Corporation that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Blount International, Inc.




                                   DETACH HERE                            ZBLIC2


                                      PROXY

                           BLOUNT INTERNATIONAL, INC.

                            4909 SE INTERNATIONAL WAY
                             PORTLAND, OREGON 97222

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 20, 2004

                                  COMMON STOCK

The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 22, 2004 in connection with the Annual Meeting of Stockholders to be held at 10:30 A.M., E.D.T., on Tuesday, April 20, 2004, in Training Room C of the Corporation's Blount Canada Ltd. facility at 505 Edinburgh Road, North in Guelph, Ontario Canada N1H 6L4, and hereby appoints NICK GALOVICH and DONNA WECKER, or either one of them acting in absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Common Stock of Blount International, Inc. registered in the name provided herein as of February 20, 2004 that the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders, and at any adjournment thereof, with all powers the undersigned would have if personally present.

-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
    SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
-------------                                                      -------------